Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

Dated as of October 27, 2011

among

CITI TRENDS, INC.,
as the Borrower

THE SUBSIDIARIES OF THE BORROWER IDENTIFIED HEREIN,
as the Guarantors

and

BANK OF AMERICA, N.A.,
as the Lender

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5.03	Governmental Authorization; Other Consents	74
5.04	Binding Effect	75
5.05	Financial Statements; No Material Adverse Effect	75
5.06	Litigation	76
5.07	No Default	76
5.08	Ownership of Property; Liens	76
5.09	Environmental Compliance	77
5.10	Insurance	78
5.11	Taxes	78
5.12	ERISA Compliance	78
5.13	Subsidiaries; Equity Interests	79
5.14	Margin Regulations; Investment Company Act	80
5.15	Disclosure	80
5.16	Compliance with Laws	80
5.17	Intellectual Property; Licenses, Etc.	81
5.18	Labor Matters	81
5.19	Security Documents	82
5.20	Solvency	82
5.21	Deposit Accounts; Credit Card Arrangements	82
5.22	Brokers	82
5.23	Trade Relations	83
5.24	Material Contracts	83
5.25	Casualty	83

ARTICLE VI AFFIRMATIVE COVENANTS		83

6.01	Financial Statements	83
6.02	Certificates; Other Information	85
6.03	Notices	87
6.04	Payment of Obligations	88
6.05	Preservation of Existence, Etc.	89
6.06	Maintenance of Properties	89
6.07	Maintenance of Insurance	89
6.08	Compliance with Laws	91
6.09	Books and Records; Accountants	91
6.10	Inspection Rights	91
6.11	Additional Loan Parties	93
6.12	Cash Management	93
6.13	Information Regarding the Collateral	95
6.14	Physical Inventories	96
6.15	Environmental Laws	96
6.16	Further Assurances	97
6.17	Compliance with Terms of Leaseholds	97

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6.18	Material Contracts	97

ARTICLE VII NEGATIVE COVENANTS		97

7.01	Liens	98
7.02	Investments	98
7.03	Indebtedness; Disqualified Stock; Equity Issuances	98
7.04	Fundamental Changes	98
7.05	Dispositions	99
7.06	Restricted Payments	99
7.07	Prepayments of Indebtedness	99
7.08	Change in Nature of Business	100
7.09	Transactions with Affiliates	100
7.10	Burdensome Agreements	100
7.11	Use of Proceeds	101
7.12	Amendment of Material Documents	101
7.13	Fiscal Year	101
7.14	Deposit Accounts; Credit Card Processors	101
7.15	Financial Covenants	102

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		102

8.01	Events of Default	102
8.02	Remedies Upon Event of Default	106
8.03	Application of Funds	106

ARTICLE IX MISCELLANEOUS		108

9.01	Amendments, Etc.	108
9.02	Notices; Effectiveness; Electronic Communications	108
9.03	No Waiver; Cumulative Remedies	110
9.04	Expenses; Indemnity; Damage Waiver	110
9.05	Payments Set Aside	111
9.06	Successors and Assigns	112
9.07	Treatment of Certain Information; Confidentiality	114
9.08	Right of Setoff	115
9.09	Interest Rate Limitation	115
9.10	Counterparts; Integration; Effectiveness	116
9.11	Survival	116
9.12	Severability	116
9.13	Governing Law; Jurisdiction; Etc.	117
9.14	Waiver of Jury Trial	118
9.15	No Advisory or Fiduciary Responsibility	118
9.16	USA PATRIOT Act Notice	119
9.17	Foreign Asset Control Regulations	119

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9.18	Time of the Essence	120
9.19	Press Releases	120
9.20	Additional Waivers	120
9.21	No Strict Construction	122
9.22	Attachments	122

SIGNATURES		S-1

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SCHEDULES

Schedule 6.02 — Financial and Collateral Reporting

Schedule 9.02 — Lender’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A                                      Committed Loan Notice

B                                        Revolving Note

C                                        Compliance Certificate

D                                       Assignment and Assumption

E                                         Borrowing Base Certificate

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CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of October 27, 2011, among CITI TRENDS, INC., a Delaware corporation (the “Borrower”), the Guarantors parties hereto, and BANK OF AMERICA, N.A., as Lender (the “Lender”);

The Borrower has requested that the Lender provide a revolving credit facility, and the Lender has indicated its willingness to lend and the L/C Issuer has indicated its willingness to issue Letters of Credit, in each case on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01                        Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Accelerated Borrowing Base Delivery Event” means either (i) the occurrence and continuance of any Event of Default, or (ii) the failure of the Borrower to maintain Availability at least equal to twenty percent (20%) of the Loan Cap.  For purposes of this Agreement, the occurrence of an Accelerated Borrowing Base Delivery Event shall be deemed continuing  (i) so long as such Event of Default has not been waived, and/or (ii) if the Accelerated Borrowing Base Delivery Event arises as a result of the Borrower’s failure to achieve Availability as required hereunder, until Availability has exceeded twenty percent (20%) of the Loan Cap for sixty (60) consecutive calendar days, in which case an Accelerated Borrowing Base Delivery Event shall no longer be deemed to be continuing for purposes of this Agreement. The termination of an Accelerated Borrowing Base Delivery Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Accelerated Borrowing Base Delivery Event in the event that the conditions set forth in this definition again arise.

“Acceptable Credit Card Issuer” means any major credit or debit card issuer approved by the Lender (including, but not limited to, Visa, MasterCard, Discover and American Express).

“ACH” means automated clearing house transfers.

“Accommodation Payment” as defined in Section 9.20(d).

“Account” means “accounts” as defined in the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) arising out of the use of a credit or charge card or information contained on or for use with the card.

“Acquisition” means, with respect to any Person (a) a purchase of a Controlling interest in, the Equity Interests of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of, another Person or of any business unit of another Person, (c) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a Controlling interest in the Equity Interests, of such other Person, or (d) any acquisition of any Store locations of any Person, in each case in any transaction or group of transactions which are part of a common plan.

“Act” shall have the meaning provided in Section 9.16.

“Adjusted LIBOR Rate” means, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next one-sixteenth of one percent (1%)) equal to the LIBOR Rate for such Interest Period multiplied by the Statutory Reserve Rate.  The Adjusted LIBOR Rate will be adjusted automatically as to all LIBOR Borrowings then outstanding as of the effective date of any change in the Statutory Reserve Rate.

“Affiliate” means, with respect to any Person, (i) another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, (ii) any director, officer, managing member, partner, trustee, or beneficiary of that Person, (iii) any other Person directly or indirectly holding ten percent (10%) or more of any class of the Equity Interests of that Person, and (iv) any other Person ten percent (10%) or more of any class of whose Equity Interests is held directly or indirectly by that Person.

“Agreement” means this Credit Agreement.

“Allocable Amount” has the meaning specified in Section 9.20(d).

“Applicable Margin” means a per annum rate equal to (i) with respect to Loans that are LIBOR Rate Loans, one and one-half percent (1.50%) per annum and (ii) with respect to Loans that are Base Rate Loans, one-half percent (0.50%) per annum.

“Applicable Rate” means (i) with respect to each Commercial Letter of Credit issued hereunder, one percent (1.00%) and (ii) with respect to each Standby Letter of Credit issued hereunder, a per annum rate equal to the Applicable Margin for Loans which are LIBOR Rate Loans.

“Appraisal Percentage” means ninety percent (90%).

“Appraised Value” means (a) with respect to Eligible Inventory, the appraised orderly liquidation value, net of costs and expenses to be incurred in connection with any such liquidation, which value is expressed as a percentage of Cost of Eligible Inventory as set forth in the inventory stock ledger of the Borrower, which value shall be determined from time to time by the most recent appraisal undertaken by an independent appraiser engaged by the Lender.

“Approved Fund” means any Fund that is administered or managed by (a) the Lender, (b) an Affiliate of the Lender (c) an entity or an Affiliate of an entity that administers or manages the Lender, or (d) the same investment advisor or an advisor under common control with the Lender, Affiliate or advisor, as applicable.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by the Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.06(b)), and accepted by the Lender, in substantially the form of Exhibit D or any other form approved by the Lender.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease, agreement or instrument were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the Fiscal Year ended January 29, 2011, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year of the Borrower and its Subsidiaries, including the notes thereto.

“Auto-Extension Letter of Credit” shall have the meaning specified in Section 2.03(b)(iii).

“Availability” means, as of any date of determination thereof by the Lender, the result, if a positive number, of:

(a)                                  the Loan Cap

minus

(b)                             the Total Outstandings.

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Commitments pursuant to Section 2.05, and (c) the date of termination of the commitment of the Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Availability Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Lender from time to time reasonably determines as being appropriate (a) to reflect the impediments to the Lender’s ability to realize upon the Collateral, (b) to reflect claims and liabilities that the Lender determines will need to be satisfied in connection with the realization upon the Collateral, (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base, or the assets, business, financial performance or financial condition of any Loan Party, or (d) to reflect that a Default or an Event of Default then exists. Without limiting the generality of the foregoing, Availability Reserves may include, but are not limited to, as the Lender reasonably determines, reserves based on: (i) rent; (ii) customs duties, and other costs to release Inventory which is being imported into the United States; (iii) outstanding Taxes and other governmental charges, including, without limitation, ad valorem, real estate, personal property, sales, claims of the PBGC and other Taxes which may have priority over the interests of the Lender in the Collateral; (iv) salaries, wages and benefits due to employees of the Borrower, (v) Customer Credit Liabilities; (vi) customer deposits; (viii) reserves for reasonably anticipated changes in the Appraised Value of Eligible Inventory between appraisals; (viii) warehousemen’s or bailee’s charges and other Permitted Encumbrances which may have priority over the interests of the Lender in the Collateral; (ix) amounts due to vendors on account of consigned goods, if any (x) Cash Management Reserves,  (xi) Bank Product Reserves, and (xii) royalties payable in respect of licensed merchandise.

“Bank of America” means Bank of America, N.A. and its successors.

“Bank Products” means any services of facilities provided to any Loan Party by the Lender or any of its Affiliates, including, without limitation, on account of (a) Swap Contracts, (b) purchase cards, (c) leasing, (d) factoring, and (e) supply chain finance services (including, without limitation, trade payable services and supplier accounts receivable purchases), but excluding Cash Management Services.

“Bank Product Reserves” means such reserves as the Lender from time to time determine in its discretion as being appropriate to reflect the liabilities and obligations of the Loan Parties with respect to Bank Products then provided or outstanding.

“Banker’s Acceptance” means a time draft or bill of exchange or other deferred payment obligation relating to a Commercial Letter of Credit which has been accepted by the Issuing Lender.

“Base Rate”  means for any day a fluctuating rate per annum equal to the highest of (a) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”; (b) the Federal Funds Rate for such day, plus one-half of one percent (0.50%); and (c) the LIBOR Rate for a one (1) month interest period as determined on such day, plus one percent (1.0%).  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in Bank of America’s prime rate, the Federal Funds Rate or the LIBOR Rate, respectively, shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Blocked Account” has the meaning provided in Section 6.12(a)(ii).

“Blocked Account Agreement” means with respect to an account established by a Loan Party, an agreement, in form and substance satisfactory to the Lender, establishing control (as defined in the UCC) of such account by the Lender and whereby the bank maintaining such account agrees, upon the occurrence and during the continuance of a Cash Dominion Event, to comply only with the instructions originated by the Lender without the further consent of any Loan Party.

“Blocked Account Bank” means each bank with whom deposit accounts are maintained in which any funds of any of the Loan Parties from one or more DDAs are concentrated and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrowing Base” means, at any time of calculation, an amount equal to:

(a)                                  the face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate;

plus

(b)                                 (i) until the Lender completes an inventory appraisal, the Cost of Eligible Inventory, net of Inventory Reserves, multiplied by the Inventory Advance Rate, and (ii)

after the Lender completes an inventory appraisal, the Cost of Eligible Inventory, net of Inventory Reserves, multiplied by the product of Appraisal Percentage multiplied by the Appraised Value of Eligible Inventory;

minus

(g)                                 the then amount of all Availability Reserves.

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit E hereto (with such changes therein as may be required by the Lender to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete by a Responsible Officer of the Borrower which shall include appropriate exhibits, schedules, supporting documentation, and additional reports as reasonably requested by the Lender.

“Business” means the operation of a retail business with stores and other sales channels, which offers for sale urban fashion apparel, footwear, intimate apparel, accessories and home decor items, and ancillary businesses related thereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Lender’s Office is located and, if such day relates to any LIBOR Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.

“Capital Expenditures” means, with respect to any Person for any period, (a) all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition or improvement of fixed or capital assets of such Person (excluding normal replacements and maintenance which are properly charged to current operations), in each case that are (or should be) set forth as capital expenditures in a Consolidated statement of cash flows of such Person for such period, in each case prepared in accordance with GAAP, and (b) Capital Lease Obligations incurred by a Person during such period.

“Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as liabilities on a balance sheet of such Person under GAAP and the amount of which obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateral Account” means a non-interest bearing account established by one or more of the Loan Parties with Bank of America, and in the name of, the Lender (or as the Lender shall otherwise direct) and under the sole and exclusive dominion and control of the Lender, in which deposits are required to be made in accordance with Section 2.03(f) or 8.02(c).

“Cash Collateralize” has the meaning specified in Section 2.03(f). Derivatives of such term have corresponding meanings.

“Cash Dominion Event” means either (i) the occurrence and continuance of any Event of Default, or (ii) the failure of the Borrower at any time to maintain Availability of at least twelve and one-half percent (12.5%) of the Loan Cap.  For purposes of this Agreement, the occurrence of a Cash Dominion Event shall be deemed continuing  (i) so long as such Event of Default has not been waived, and/or (ii) if the Cash Dominion Event arises as a result of the Borrower’s failure to achieve Availability as required hereunder, until Availability has exceeded twelve and one-half percent (12.5%) of the Loan Cap for sixty (60) consecutive Business Days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement; provided that a Cash Dominion Event shall be deemed continuing (even if an Event of Default is no longer continuing and/or Availability exceeds the required amount for sixty (60) consecutive Business Days) at all times after a Cash Dominion Event has occurred and been discontinued on three (3) occasion(s) after the Closing Date. The termination of a Cash Dominion Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Cash Dominion Event in the event that the conditions set forth in this definition again arise.

“Cash Management Reserves” means such reserves as the Lender, from time to time, reasonably determines as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to Cash Management Services then provided or outstanding.

“Cash Management Services” means any cash management services provided to any Loan Party by the Lender or any of its Affiliates, including, without limitation, (a) ACH transactions, (b) controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) credit card processing services, and (d) credit or debit cards.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the United States Environmental Protection Agency.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority, provided however, for purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives in connection therewith and (ii) all rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or Canadian regulatory authorities, in each case pursuant to Basel III, are deemed to have gone into effect and been adopted after the Closing Date.

“Change of Control” means an event or series of events by which:

(a)                                  any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and excluding any person or entity acting in its capacity as trustee, Lender or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of twenty-five percent (25%) or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such Equity Interests that such “person” or “group” has the right to acquire pursuant to any option right); or

(b)                                 during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the members of that board or equivalent governing body then continuing to serve thereon or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of the members of that board or equivalent governing body then continuing to serve thereon (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c)                                  any “change in control” in any document governing Material Indebtedness of any Loan Party; or

(d)                                 the Borrower fails at any time to own, directly or indirectly, one hundred percent (100%) of the Equity Interests of each other Loan Party free and clear of all Liens (other than the Liens in favor of the Lender), except where such failure is as a result of a transaction permitted by the Loan Documents.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 9.01.

“Code” means the Internal Revenue Code of 1986, and the regulations promulgated thereunder, as amended and in effect.

“Collateral” means any and all “Collateral” as defined in any applicable Security Document and all other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Lender.

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Lender executed (to the extent required by this Agreement) by (a) a bailee or other Person in possession of Collateral, and (b) a landlord of Real Estate leased by any Loan Party, pursuant to which such Person (i) acknowledges the Lender’s Lien on the Collateral, (ii) releases or subordinates such Person’s Liens in the Collateral held by such Person or located on such Real Estate, (iii) provides the Lender with access to the Collateral held by such bailee or other Person or located in or on such Real Estate, (iv) as to any landlord, provides the Lender with a reasonable time to sell and dispose of the Collateral from such Real Estate, and (v) makes such other agreements with the Lender as the Lender may reasonably require.

“Collection Account” has the meaning provided in Section 6.12(c).

“Commercial Letter of Credit” means any letter of credit or similar instrument (including, without limitation, Bankers’ Acceptances) issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Loan Party in the ordinary course of business of such Loan Party.

“Commitment” means, as to the Lender, its obligation to (a) make Committed Loans to the Borrower pursuant to Section 2.01 and (b) issue Letters of Credit, in an aggregate principal amount at any one time outstanding not to exceed $50,000,000, as such amount may be adjusted from time to time in accordance with this Agreement.

“Commitment Fee Percentage” means one-fourth of one percent (0.25%) per annum.

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of LIBOR Rate Loans, having the same Interest Period made by the Lender pursuant to Section 2.01.

“Committed Loan” has the meaning specified in Section 2.01.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a Conversion of Committed Loans from one Type to the other, or (c) a continuation of LIBOR Rate Loans, pursuant to Section 2.02(b), which, if in writing, shall be substantially in the form of Exhibit A.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Borrower and its Subsidiaries on a Consolidated basis for the most recently completed Measurement Period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for federal, state, local and foreign income Taxes, (iii) depreciation and amortization expense, (iv) asset impairment expense, loss on disposal of property and equipment, stock-based compensation expense, and other expenses reducing such Consolidated Net Income, in each case which do not represent a cash item in such period or any future period (in each case of or by the Borrower and its Subsidiaries for such Measurement Period), minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) federal, state, local and foreign income tax credits and (ii) all non-cash items increasing Consolidated Net Income (in each case of or by Borrower and its Subsidiaries for such Measurement Period), all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) (i) Consolidated EBITDA for such period minus (ii) Capital Expenditures made during such period, minus (iii) the aggregate amount of federal, state, local and foreign income taxes paid in cash during such period (but not less than zero) to (b) the sum of (i) Debt Service Charges plus (ii) the aggregate amount of all Restricted Payments, in each case, of or by Borrower and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts and (b) the portion of rent expense with respect to such period under Capital Lease Obligations that is treated as interest in accordance with GAAP, in each case of or by the Borrower and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP.  .

“Consolidated Net Income” means, as of any date of determination, the net income of the Borrower and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP, provided, however, that there shall be excluded (a) extraordinary gains and extraordinary losses for such Measurement Period, (b) the income (or loss) of any Subsidiary during such Measurement Period in which any other Person has a joint interest, except to the extent of the amount of cash dividends or other distributions actually paid in cash to the Borrower during such period, (c) the income (or loss) of such Subsidiary during such Measurement Period and accrued prior to the date it becomes a Subsidiary of the Borrower or any of its Subsidiaries or is merged into or consolidated with Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries, and (d) the income of any direct or indirect Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its Organization Documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, except that the Borrower’s equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income.

“Contractual Obligation” means, as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Convert”, “Conversion” and “Converted” each refers to a conversion of Committed Loans of one Type into Committed Loans of the other Type.

“Cost” means the lower of cost or market value of Inventory, based upon the Borrower’s accounting practices, known to the Lender, which practices are in effect on the Closing Date as such calculated cost is determined from invoices received by the Borrower, the Borrower’s purchase journals or the Borrower’s stock ledger.  “Cost” does not include inventory capitalization costs or other non-purchase price charges (such as freight) used in the Borrower’s calculation of cost of goods sold.

“Covenant Compliance Event” means either (a) that an Event of Default has occurred and is continuing, or (b) Availability at any time is less than the greater of (i) seventeen and one-half percent (17.5%) of the Loan Cap or (ii) $7,500,000.  For purposes hereof, the occurrence of a Covenant Compliance Event shall be deemed continuing (i) so long as such Event of Default has not been waived, and/or (ii) if the Covenant Compliance Event arises as a result of the Borrower’s failure to achieve Availability as required hereunder, until Availability has exceeded the greater of (i) seventeen and one-half percent (17.5%) of the Loan Cap or (ii) $7,500,000 for sixty (60) consecutive Business Days, in which case a Covenant Compliance Event shall no longer be deemed to be continuing for purposes of this Agreement; provided that a Covenant Compliance Event shall be deemed continuing (even if an Event of Default is no longer continuing and/or Availability exceeds the required amount for sixty (60) consecutive Business Days) at all times after a Covenant Compliance Event has occurred and been discontinued on three (3) occasion(s) after the Closing Date. The termination of a Covenant Compliance Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Covenant Compliance Event in the event that the conditions set forth in this definition again arise.

“Credit Card Advance Rate” means ninety percent (90%).

“Credit Card Notifications” has the meaning provided in Section 6.12(a)(i).

“Credit Card Receivables” means each Account together with all income, payments and proceeds thereof, owed by an Acceptable Credit Card Issuer to a Loan Party resulting from charges by a customer of a Loan Party on credit or debit cards issued by such Acceptable Credit Card Issuer in connection with the sale of goods by a Loan Party, or services performed by a Loan Party, in each case in the ordinary course of its business.

“Credit Extensions” mean each of the following: (a) a Committed Borrowing and (b) an L/C Credit Extension.

“Credit Party” or “Credit Parties” means (a) individually, (i) the Lender and its Affiliates, (ii) the L/C Issuer, (iii) each beneficiary of each indemnification obligation undertaken by any Loan Party under any Loan Document, (iv) any other Person to whom Obligations under this Agreement and other Loan Documents are owing, and (v) the successors and assigns of each of the foregoing, and (b) collectively, all of the foregoing.

“Credit Party Expenses” means (a) all reasonable out-of-pocket expenses incurred by the Lender and its Affiliates, in connection with this Agreement and the other Loan Documents, including without limitation (i) the reasonable fees, charges and disbursements of (A) counsel for the Lender, (B) outside consultants for the Lender, (C) appraisers, (D) commercial finance examiners, and (E) all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations, and (ii) in connection with (A) the preparation, negotiation, administration, management, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (B) the enforcement or protection of their rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral or in connection with any proceeding under any Debtor Relief Laws, or (C) any workout, restructuring or negotiations in respect of any Obligations, and (b) with respect to the L/C Issuer, and its Affiliates, all reasonable out-of-pocket expenses incurred in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder.

“Customer Credit Liabilities” means at any time, the aggregate remaining value at such time of (a) outstanding gift certificates and gift cards of the Borrower entitling the holder thereof to use all or a portion of the certificate or gift card to pay all or a portion of the purchase price for any Inventory, (b) outstanding merchandise credits of the Borrower, and (c) layaway obligations of the Borrower.

“DDA” means each checking, savings or other demand deposit account maintained by any of the Loan Parties.  All funds in each DDA shall be conclusively presumed to be Collateral and proceeds of Collateral and the Lender shall have no duty to inquire as to the source of the amounts on deposit in any DDA.

“Debt Service Charges” means for any Measurement Period, the sum of (a) Consolidated Interest Charges paid or required to be paid for such Measurement Period, plus (b) principal payments made or required to be made on account of Indebtedness (excluding the Obligations and any Synthetic Lease Obligations but including, without limitation, Capital Lease Obligations) for such Measurement Period, in each case determined on a Consolidated basis in accordance with GAAP.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Loans, an interest rate equal to the interest rate (including the Applicable Margin) otherwise applicable to such Loan plus two percent (2%) per annum, (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate for Standby Letters of Credit or Commercial Letters of Credit, as applicable, plus two percent (2%) per annum, and (c) with respect to all other Obligations, an interest rate equal to the Base Rate, plus  the then Applicable Margin, plus two percent (2%) per annum.

“Disclosure Schedule” means that certain Disclosure Schedule, dated as of the date hereof, executed and delivered by the Borrower to the Lender.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction), whether in one transaction or in a series of transactions, of any property (including, without limitation,  in the case of any Loan Party, any Equity Interests owned by such Loan Party, but excluding Equity Interests issued by such Loan Party, in each case as long as no Change of Control results therefrom) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith .

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the date on which the Loans mature; provided, however, that (i) only the portion of such Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock, (ii) with respect to any Equity Interests issued to any employee or to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Stock solely because it (A) may be required to be repurchased by the Borrower or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, resignation, death or disability or (B) includes provisions that allow employees, at their option, to settle their tax obligations in respect thereof with a tender of a portion of such Equity Interests back to the Borrower or a Subsidiary thereof, and (iii) any class of Equity Interest that by its terms authorizes the Borrower or a Subsidiary thereof to satisfy its obligations thereunder solely by delivery of an Equity Interest that is not Disqualified Stock shall not be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Stock solely because the holders thereof have the right to require a Loan Party to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.

“Dollars” and “$” mean lawful money of the United States.

“Eligible Assignee” means (a) the Lender or any of its Affiliates; (b) a bank, insurance company, or company engaged in the business of making commercial loans, which Person, together with its Affiliates, has a combined capital and surplus in excess of $250,000,000; (c) an Approved Fund; (d) any Person to whom a Credit Party assigns its rights and obligations under this Agreement as part of an assignment and transfer of such Credit Party’s rights in and to a material portion of such Credit Party’s portfolio of asset based credit facilities, and (e) any other Person (other than a natural Person) satisfying the requirements of Section 9.06(b) hereof; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include a Loan Party or any of its respective Affiliates or Subsidiaries.

“Eligible Credit Card Receivables” means at the time of any determination thereof, each Credit Card Receivable that satisfies the following criteria: such Credit Card Receivable (i) has been earned by performance and represents the bona fide amounts due to the Borrower from an Acceptable Credit Card Issuer or a credit card payment processor, and in each case is originated in the ordinary course of business of the Borrower, and (ii) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (j) below as determined by the Lender in its reasonable discretion.  Without limiting the foregoing, to qualify as an Eligible Credit Card Receivable, an Account shall indicate no Person other than the Borrower as payee or remittance party.  In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the Borrower may be obligated to rebate to a customer, a credit card payment processor, or credit card issuer pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Loan Parties to reduce the amount of such Credit Card Receivable.  Except as otherwise agreed by the Lender, any Credit Card Receivable included within any of the following categories shall not constitute an Eligible Credit Card Receivable:

(a)           Credit Card Receivable which do not constitute an “Account” (as defined in the UCC);

(b)           Credit Card Receivables that have been outstanding for more than five (5) Business Days from the date of sale;

(c)           Credit Card Receivables (i) that are not subject to a perfected first-priority security interest in favor of the Lender, or (ii) with respect to which the Borrower does not have good and valid title thereto, free and clear of any Lien (other than Liens granted to the Lender pursuant to the Security Documents);

(d)           Credit Card Receivables which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback);

(e)           Credit Card Receivables as to which a credit card issuer or a credit card payment processor has the right under certain circumstances to require a Loan Party to repurchase the Accounts from such credit card issuer or credit card payment processor;

(f)            Credit Card Receivables due from a credit card issuer or credit card payment processor of the applicable credit card which is the subject of any bankruptcy or insolvency proceedings;

(g)           Credit Card Receivables which are not a valid, legally enforceable obligation of the applicable credit card issuer with respect thereto;

(h)           Credit Card Receivables which do not conform to all representations, warranties or other provisions in the Loan Documents relating to Credit Card Receivables;

(i)            Credit Card Receivables which are evidenced by “chattel paper” or an “instrument” of any kind unless such “chattel paper” or “instrument” is in the possession of the Lender, and to the extent necessary or appropriate, endorsed to the Lender; or

(j)            Credit Card Receivables which the Lender reasonably determines to be uncertain of collection or which do not meet such other reasonable eligibility criteria for Credit Card Receivables as the Lender may determine.

“Eligible Inventory” means, as of the date of determination thereof, without duplication, items of Inventory of the Borrower that are finished goods, merchantable and readily saleable to the public in the ordinary course of the Borrower’s business meeting the criteria to be eligible for inclusion in the calculation of the Borrowing Base, in each case that, except as otherwise agreed by the Lender, (A) complies with each of the representations and warranties respecting Inventory made by the Borrower in the Loan Documents, and (B) is not excluded as ineligible for inclusion in the calculation of the Borrowing Base by virtue of one or more of the criteria set forth below as determined by the Lender in its reasonable discretion.  Except as otherwise agreed by the Lender, in its discretion, the following items of Inventory shall not be included in Eligible Inventory:

(a)           Inventory that is not solely owned by the Borrower or the Borrower does not have good and valid title thereto free and clear of any Lien (other than Liens granted to the Lender pursuant to the Security Documents);

(b)           Inventory that is leased by or is on consignment to the Borrower or which is consigned by the Borrower to a Person which is not a Loan Party;

(c)           Inventory that is not located in the United States (excluding territories or possessions of the United States) or is at a location in the United States that is not owned or leased by the Borrower except (i) Inventory in transit between such owned or leased locations, (ii) to the extent that the Borrower has furnished the Lender with (A) any UCC financing statements or other documents that the Lender may determine to be necessary to perfect its security interest in such Inventory at such location, and (B) a Collateral Access Agreement executed by the Person owning any such location, or (iii) Inventory in the possession of a consolidator retained by and acting for and on behalf of the Borrower for the handling and delivery of Inventory to the Borrower’s locations in the ordinary course of business, subject to (A) verification thereof as determined to be necessary by the Lender or as requested by the Borrower from time to time and (B) the Borrower furnishing the Lender with a Collateral Access Agreement executed by the consolidator;

(d)           Inventory that is located in a distribution center (but, for clarity, not Store locations) leased by Borrower unless the applicable lessor has delivered to the Lender a Collateral Access Agreement;

(e)           Inventory that is comprised of goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) are to be returned to the vendor, (iii) are custom items, work-in-process, raw materials, or that constitute samples, spare parts, promotional, marketing, labels, bags and other packaging and shipping materials or supplies used or consumed in the Borrower’s business, (iv) are not in compliance with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale, (v) are bill and hold goods, or (vi) without duplication of the foregoing, are in locations 98, 861, 864, 867, 868, 869, 871, 874, 877, 878, or 879 of the Borrower’s stock ledger;

(f)            Inventory that is not subject to a perfected first-priority security interest in favor of the Lender;

(g)           Inventory that is not insured in compliance with the provisions of Section 5.10 hereof;

(h)           Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from which the Borrower or any of its Subsidiaries has received notice of a dispute in respect of any such agreement; or

(i)            Inventory acquired in a Permitted Acquisition or which is not of the type usually sold in the ordinary course of the Borrower’s business, unless and until the Lender has completed or received (A) an appraisal of such Inventory from appraisers satisfactory to the Lender and establishes Inventory Reserves (if applicable) therefor, and otherwise agrees that such Inventory shall be deemed Eligible Inventory, and (B) such other due diligence as the Lender may require, all of the results of the foregoing to be reasonably satisfactory to the Lender.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense, or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal or presence of any Hazardous

Materials, (c) the release or threatened release of any Hazardous Materials into the environment or (d) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment” has the meaning set forth in the UCC.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or non-voting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Event of Default” has the meaning specified in Section 8.01.  An Event of Default shall be deemed to be continuing unless and until that Event of Default has been duly waived as provided in Section 9.01 hereof.

“Excluded Taxes” means, with respect to the Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Loan Parties hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Loan Party is located, (c) any United States federal, state or local backup withholding tax, and (d) any United States federal withholding tax imposed under FATCA.

“Executive Order” has the meaning set forth in Section 9.17.

“Existing Credit Agreement” means that certain Credit Agreement dated as of March 26, 2008 among the Borrower, the Guarantors, and Bank of America, N.A., as Lender, as the same has been amended, from time to time thereafter prior to the date hereof.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business.

“Facility Guaranty” means the Guaranty made by the Guarantors in favor of the Lender and the other Credit Parties, in form reasonably satisfactory to the Lender.

“FATCA” means current Section 1471 through 1474 of the Code or any amended version or successor provision that is substantively similar and, in each case, any regulations promulgated thereunder and any interpretation and other guidance issued in connection therewith.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Lender.

“Fee Letter” means the letter agreement, dated October 27, 2011, among the Borrower and the Lender.

“Fiscal Month” means any fiscal month of any Fiscal Year, which month shall generally end on the Saturday closest to the end of each calendar month in accordance with the fiscal accounting calendar of the Loan Parties.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarters shall generally end on the Saturday closest to the end of each April, July, October and January of such Fiscal Year in accordance with the fiscal accounting calendar of the Loan Parties.

“Fiscal Year” means any period of twelve (12) consecutive months ending on the Saturday closest to January 31 of any calendar year.

“Foreign Asset Control Regulations” has the meaning set forth in Section 9.17.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means each Subsidiary of the Borrower existing on the Closing Date and each other Subsidiary of the Borrower that shall be required to execute and deliver a Facility Guaranty pursuant to Section 6.11.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Increase Effective Date” shall have the meaning provided therefor in Section 2.12(b).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)           all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)           the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)           net obligations of such Person under any Swap Contract;

(d)           all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than sixty (60) days);

(e)           indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)            all Attributable Indebtedness of such Person;

(g)           all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person (including, without limitation, Disqualified Stock), or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)           all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 9.04(b).

“Information” has the meaning specified in Section 9.07.

“Intellectual Property” means all present and future:  trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs;

license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

“Interest Payment Date” means, (a) as to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a LIBOR Rate Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the first day of each calendar month, or if such day is not a Business Day, on the next succeeding Business Day, and the Maturity Date.

“Interest Period” means, as to each LIBOR Rate Loan, the period commencing on the date such LIBOR Rate Loan is disbursed or Converted to or continued as a LIBOR Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

(i)            any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(iii)          no Interest Period shall extend beyond the Maturity Date; and

(iv)          notwithstanding the provisions of clause (iii), no Interest Period shall have a duration of less than one (1) month, and if any Interest Period applicable to a LIBOR Borrowing would be for a shorter period, such Interest Period shall not be available hereunder.

For purposes hereof, the date of a Committed Borrowing initially shall be the date on which such Committed Borrowing is made and thereafter shall be the effective date of the most recent Conversion or continuation of such Committed Borrowing.

“Internal Control Event” means (i) a material weakness in the Borrower’s and/or its Subsidiaries’ internal controls over financial reporting that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, or (ii) fraud related to the business of the Borrower and its Subsidiaries that involves management or other employees who have a significant role in the Borrower’s and/or its Subsidiaries’ internal controls over financial reporting.

“Inventory” has the meaning given that term in the UCC, and shall also include, without limitation, all: (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.

“Inventory Advance Rate” means sixty percent (60%).

“Inventory Reserves” means such reserves as may be established from time to time by the Lender in its reasonable discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory, which reflect such other factors as affect the market value of the Eligible Inventory or which reflect claims and liabilities that the Lender determines will need to be satisfied in connection with the realization upon the Inventory. Without limiting the generality of the foregoing, Inventory Reserves may, in the Lender’s reasonable discretion, include (but are not limited to) reserves based on:

(a)           Obsolescence;

(b)           Seasonality;

(c)           Shrink;

(d)           Imbalance;

(e)           Change in Inventory character;

(f)            Change in Inventory composition;

(g)           Change in Inventory mix;

(h)           Mark-downs (both permanent and point of sale); and

(i)            Retail mark-ons and mark-ups inconsistent with prior period practice and performance, industry standards, current business plans or advertising calendar and planned advertising events.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) any Acquisition, or (d) any other investment of money or capital.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to any such Letter of Credit.

“Joinder Agreement” means an agreement, in form satisfactory to the Lender pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as either the Borrower or a Guarantor, as the Lender may determine.

“Landlord Lien State” means such state(s) in which a landlord’s claim for rent may have priority over the Lien of the Lender in any of the Collateral.

“Laws” means each international, foreign, federal, state and local statute, treaty, rule, guideline, regulation, ordinance, code and administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and each applicable administrative order, directed duty, request, license, authorization and permit of, and agreement with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means the Lender,  in its capacity as issuer of Letters of Credit hereunder.  The L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For purposes of computing the amounts available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of any Rule under the ISP or any Article of UCP 600, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lease” means any agreement, whether written or oral, no matter how styled or structured, pursuant to which a Loan Party is entitled to the use or occupancy of any real property for any period of time.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lender’s Office” means the Lender’s address and, as appropriate, account as set forth on Schedule 9.02 hereto, or such other address or account as the Lender may from time to time notify the Borrower.

“Letter of Credit” means each Banker’s Acceptance, each Standby Letter of Credit and each Commercial Letter of Credit issued hereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven (7) days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to $5,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Commitment.  A permanent reduction of the Commitment shall not require a corresponding pro rata reduction in the Letter of Credit Sublimit; provided, however, that if the Commitment is reduced to an amount less than the Letter of Credit Sublimit, then the Letter of Credit Sublimit shall be reduced to an amount equal to (or, at Borrower’s option, less than) the Commitment.

“LIBOR Borrowing” means a Committed Borrowing comprised of LIBOR Rate Loans.

“LIBOR Rate” means for any Interest Period with respect to a LIBOR Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Lender from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “LIBOR Rate” for such Interest Period shall be the rate per annum determined by the Lender to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Rate Loan being made, continued or Converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period.

“LIBOR Rate Loan” means a Committed Loan that bears interest at a rate based on the Adjusted LIBOR Rate.

“Lien” means (a) any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, Capital Lease Obligation, Synthetic Lease Obligation, or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidation” means the exercise by the Lender of those rights and remedies accorded to the Lender under the Loan Documents and applicable Laws as a creditor of the Loan Parties with respect to the realization on the Collateral, including (after the occurrence and during the continuation of an Event of Default) the conduct by the Loan Parties acting with the consent of the Lender, of any public, private or “going-out-of-business”, “store closing” or other similar sale or any other disposition of the Collateral for the purpose of liquidating the Collateral.  Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Loan” means an extension of credit by the Lender to the Borrower under Article II in the form of a Committed Loan.

“Loan Account” has the meaning assigned to such term in Section 2.10(a).

“Loan Cap” means, at any time of determination, the lesser of (a) the Commitment or (b) the Borrowing Base.

“Loan Documents” means this Agreement, each Note, each Issuer Document, the Fee Letter, all Borrowing Base Certificates, the Blocked Account Agreements, the Credit Card Notifications, the Security Documents, the Facility Guaranty and any other instrument or agreement now or hereafter executed and delivered in connection herewith, or in connection with any transaction arising out of any Cash Management Services and Bank Products provided by the Lender or any of its Affiliates, each as amended and in effect from time to time.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower and its Subsidiaries taken as a whole to perform their obligations under the Loan Documents; or (c) a material impairment of the rights and remedies of the Lender under the Loan Documents or a material adverse effect upon the legality, validity, binding effect or enforceability of the Loan Documents against the Borrower and its Subsidiaries taken as a whole.  In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

“Material Contract” means, with respect to any Person, each contract to which such Person is a party if the failure to maintain such contract in full force and effect would be reasonably likely to result in a Material Adverse Effect.

“Material Indebtedness” means Indebtedness (other than the Obligations) of the Loan Parties in an aggregate principal amount exceeding $5,000,000.   For purposes of determining the amount of Material Indebtedness at any time, (a) the amount of the obligations in respect of any Swap Contract at such time shall be calculated at the Swap Termination Value thereof, (b) undrawn committed or available amounts shall be included, and (c) all amounts owing to all creditors under any combined or syndicated credit arrangement shall be included, without duplication.

“Maturity Date” means October 27, 2016.

“Maximum Rate” has the meaning provided therefor in Section 9.09.

“Measurement Period” means, at any date of determination, the most recently completed twelve (12) Fiscal Months of the Borrower.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Proceeds” means (a) with respect to any Disposition by any Loan Party or any of its Subsidiaries, or any Extraordinary Receipt received or paid to the account of any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) any Indebtedness that is secured by the applicable asset by a Lien permitted hereunder which is senior to the Lender’s Lien on such asset and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction (other than Indebtedness under the Loan Documents), and (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction (including, without limitation, appraisals, and brokerage, legal, title and recording or transfer tax expenses and commissions) paid by any Loan Party to third parties (other than Affiliates)); and

(b)           with respect to the sale or issuance of any Equity Interest by any Loan Party or any of its Subsidiaries, or the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and cash equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means (a) a promissory note made by the Borrower in favor of the Lender evidencing Committed Loans made by the Lender, substantially in the form of Exhibit B, as amended, supplemented or modified from time to time.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means (a) all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, obligations, covenants, indemnities, and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit (including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral therefor), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs, expenses and indemnities that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees costs, expenses and indemnities are allowed claims in such proceeding, and (b) any Other Liabilities.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, and (d) in each case, all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party or which is applicable to its Equity Interests and all other arrangements relating to the Control or management of such Person.

“Other Liabilities” means any obligation on account of (a) any Cash Management Services furnished to any of the Loan Parties or any of their Subsidiaries and/or (b) any Bank Product furnished to any of the Loan Parties and/or any of their Subsidiaries.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, excluding, however, any such amounts imposed as a result of an assignment by the Lender of its Loan or Commitment; provided that “Other Taxes” shall not include any Excluded Taxes.

“Outstanding Amount” means (i) with respect to Committed Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Overadvance” means a Credit Extension to the extent that, immediately after its having been made, Availability is less than zero.

“Participant” has the meaning specified in Section 9.06(c).

“Payment Conditions” means, at the time of determination with respect to any specified transaction or payment, that (a) no Default or Event of Default then exists or would arise as a result of entering into such transaction or the making of such payment, (b) after giving effect to such transaction or payment, the Pro Forma Availability Condition has been satisfied and the Consolidated Fixed Charge Coverage Ratio, as calculated  on a pro-forma basis for the applicable Measurement Period (as if such transaction or payment had been made on the first day of the applicable Measurement Period), is equal to or greater than 1.0:1.0, immediately preceding, and on a pro forma basis on the date thereof, after giving effect to such transaction or payment.  Prior to undertaking any transaction or payment which is subject to the Payment Conditions, the Loan Parties shall deliver to the Lender evidence of satisfaction of the conditions contained in clause (b) above on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to the Lender.

“PBGC” means the Pension Benefit Guaranty Corporation.

“PCAOB” means the Public Company Accounting Oversight Board.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” means a Permitted Store Acquisition or an Acquisition in which all of the following conditions are satisfied:

(a)                                  Such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition shall violate applicable Law;

(b)                                 The Borrower shall have furnished the Lender with thirty (30) days’ prior written notice of such intended Acquisition and shall have furnished the Lender with a current draft of the Acquisition documents (and final copies thereof as and when executed), appropriate financial statements of the Person which is the subject of such Acquisition, pro forma projected financial statements giving effect to such Acquisition, and if such Acquisition is for a purchase price of $10,000,000 or more, pro forma projected financial statements for the twelve (12) month period following such Acquisition after giving effect to such Acquisition (including balance sheets, cash flows and income statements by month for the acquired Person, individually, and on a Consolidated basis with all Loan Parties), and such other information as the Lender may reasonably require, all of which shall be in form reasonably satisfactory to the Lender;

(c)                                  The legal structure of the Acquisition shall be reasonably satisfactory to the Lender;

(d)                                 After giving effect to the Acquisition, if the Acquisition is an Acquisition of Equity Interests, a Loan Party shall acquire and own, directly or indirectly, a majority of the Equity Interests in the Person being acquired and shall Control a majority of any voting interests or shall otherwise Control the governance of the Person being acquired;

(e)                                  Any assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation or acquisition of Equity Interests, the Person which is the subject of such Acquisition shall be engaged in, a business otherwise permitted to be engaged in by the Borrower under this Agreement;

(f)                                    If the Person which is the subject of such Acquisition will be maintained as a Subsidiary of a Loan Party, or if the assets acquired in an Acquisition will be transferred to a Subsidiary which is not then a Loan Party, such Subsidiary shall have been joined as a “Borrower” hereunder or as a Guarantor, as the Lender shall determine and the Lender shall have received a first priority security interest in such property of such Subsidiary of the same nature as constitutes Collateral under the Security Agreement; and

(g)                                 The Loan Parties shall have satisfied the Payment Conditions.

“Permitted Disposition” means any of the following:

(a)                                  Dispositions of inventory in the ordinary course of business;

(b)                                 Bulk sales or other dispositions of the Inventory of a Loan Party not in the ordinary course of business in connection with Permitted Store Closings, at arm’s length;

(c)                                  Non-exclusive licenses of Intellectual Property of a Loan Party or any of its Subsidiaries in the ordinary course of business;

(d)                                 Licenses for the conduct of licensed departments within the Loan Parties’ Stores in the ordinary course of business; provided that, if requested by the Lender, the Loan Parties shall have entered into an intercreditor agreement with the Person operating such licensed department on terms and conditions reasonably satisfactory to the Lender;

(e)                                  Dispositions of Equipment in the ordinary course of business that is substantially worn, damaged, obsolete or, in the judgment of a Loan Party, no longer useful or necessary in its business or that of any Subsidiary;

(f)                                    Sales, transfers and dispositions among the Loan Parties or by any Subsidiary to a Loan Party;

(g)                                 Sales, transfers and dispositions by any Subsidiary which is not a Loan Party to another Subsidiary that is not a Loan Party; and

(h)                                 Dispositions constituting sale and leaseback transactions for an aggregate consideration not to exceed $20,000,000 from and after the Closing Date.

“Permitted Encumbrances” means:

(a)                                  Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 6.04;

(b)                                 Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by applicable Laws, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 6.04;

(c)                                  Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, other than any Lien imposed by ERISA;

(d)                                 Deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)                                  Liens in respect of judgments that would not constitute an Event of Default hereunder;

(f)                                    Easements, covenants, conditions, restrictions, building code laws, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of a Loan Party and such other minor title defects or survey matters that are disclosed by current surveys that, in each case, do not materially interfere with the current use of the real property;

(g)                                 Liens existing on the Closing Date listed on Schedule 7.01 to the Disclosure Schedule and any Permitted Refinancings thereof;

(h)                                 Liens on fixed or capital assets or on Real Estate of any Loan Party which secure Indebtedness permitted under clauses (c) and/or (d) of the definition of Permitted Indebtedness so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition, (ii) the Indebtedness secured thereby does not exceed the cost of acquisition of the applicable assets, and (iii) such Liens shall attach only to the assets or Real Estate acquired, improved or refinanced with such Indebtedness and shall not extend to any other property or assets of the Loan Parties;

(i)                                     Liens in favor of the Lender;

(j)                                     Landlords’ and lessors’ statutory Liens in respect of rent not in default;

(k)                                  Possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the Closing Date and other Permitted Investments, provided that such liens (a) attach only to such Investments and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

(l)                                     Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, Liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;

(m)                               Liens arising from precautionary UCC filings regarding “true” operating leases or, to the extent permitted under the Loan Documents, the consignment of goods to a Loan Party;

(n)                                 Voluntary Liens on property (other than property of the type included in the Borrowing Base) in existence at the time such property is acquired pursuant to a Permitted Acquisition or on such property of a Subsidiary of a Loan Party in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided, that such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition and do not attach to any other assets of any Loan Party or any Subsidiary; and

(o)                                 Liens in favor of customs and revenues authorities imposed by applicable Laws arising in the ordinary course of business in connection with the importation of goods and securing obligations (i) that are not overdue by more than thirty (30) days, or (ii)(A) that are being contested in good faith by appropriate proceedings, (B) the applicable Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto, if and to the extent required in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation.

“Permitted Indebtedness” means each of the following:

(a)                                  Indebtedness outstanding on the Closing Date listed on Schedule 7.03 to the Disclosure Schedule and any Permitted Refinancing thereof;

(b)                                 Indebtedness of any Loan Party to any other Loan Party;

(c)                                  Purchase money Indebtedness of any Loan Party to finance the acquisition of any personal property consisting solely of fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and Permitted Refinancings thereof, provided, however, that the aggregate principal amount of Indebtedness permitted by this clause (c) shall not exceed $10,000,000 at any time outstanding and further provided that, if requested by the Lender, the Loan

Parties shall cause the holders of such Indebtedness to enter into a Collateral Access Agreement on terms reasonably satisfactory to the Lender;

(d)                                 Indebtedness incurred for the construction or acquisition or improvement of, or to finance or to refinance, any Real Estate owned by any Loan Party (including therein any Indebtedness incurred in connection with sale-leaseback transactions permitted hereunder and any Synthetic Lease Obligations), provided that, the Loan Parties shall cause the holders of such Indebtedness and the lessors under any sale-leaseback transaction to enter into a Collateral Access Agreement on terms reasonably satisfactory to the Lender;

(e)                                  Contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business in connection with the construction or improvement of Stores;

(f)                                    obligations (contingent or otherwise) of any Loan Party or any Subsidiary thereof existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in commodity prices, interest rates or foreign exchange rates, and not for purposes of speculation or taking a “market view;”

(g)                                 Indebtedness with respect to the deferred purchase price for any Permitted Acquisition;

(h)                                 Indebtedness of any Person that becomes a Subsidiary of a Loan Party in a Permitted Acquisition, which Indebtedness is existing at the time such Person becomes a Subsidiary of a Loan Party (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary of a Loan Party); and

(i)                                     The Obligations.

“Permitted Investments” means each of the following:

(a)                                  Readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than 1080 days from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(b)                                 Commercial paper issued by any Person organized under the laws of any state of the United States and at the time of the making of such Investment by the Borrower, is rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(c)                                  Time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is the Lender or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (b) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 1080 days from the date of acquisition thereof;

(d)                                 Fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than one hundred percent (100%) of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;

(e)                                  Investments by the Borrower consistent with the Borrower’s investment policy, which investment policy is approved by the Lender from time to time, such approval not to be unreasonably withheld;

(f)                                    Investments existing on the Closing Date set forth on Schedule 7.02 to the Disclosure Schedule, but not any increase in the amount thereof or any other modification of the terms thereof if such modified Investment would not otherwise be a Permitted Investment in accordance with the provisions of (a) through (m) of this definition;

(g)                                 (i) Investments by any Loan Party and its Subsidiaries in their respective Subsidiaries outstanding on the Closing Date, (ii) additional Investments by any Loan Party and its Subsidiaries in Loan Parties, and (iii) additional Investments by Subsidiaries of the Loan Parties that are not Loan Parties in other Subsidiaries that are not Loan Parties;

(h)                                 Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(i)                                     Guarantees constituting Permitted Indebtedness;

(j)                                     So long as no Default or Event of Default has occurred and is continuing or would result from such Investment, Investments by any Loan Party in Swap Contracts permitted hereunder;

(k)                                  Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with suppliers, in each case in the ordinary course of business;

(l)                                     Advances to officers, directors and employees of the Loan Parties and Subsidiaries in the ordinary course of business in an amount not to exceed $100,000 to any individual at any time or in an aggregate amount not to exceed $300,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes; and

(m)                               Investments constituting Permitted Acquisitions;

provided, however, that (i) such Investments shall be pledged to the Lender as additional collateral for the Obligations pursuant to such agreements as may be reasonably required by the Lender, and (ii) notwithstanding the foregoing, after the occurrence and during the continuance of a Cash Dominion Event, Borrower shall not be permitted to enter into Investments of the types specified in clauses (a) through (e) unless either (A) no Loans or, if then required to be Cash Collateralized, Letters of Credit are then outstanding, or (B) the Investment is a temporary Investment pending expiration of an Interest Period for a LIBOR Rate Loan, the proceeds of which Investment will be applied to the Obligations after the expiration of such Interest Period.

“Permitted Refinancing” means, with respect to any Person, any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting a Permitted Refinancing); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premiums thereon and underwriting discounts, defeasance costs, fees, commissions and expenses), (b) the weighted average life to maturity of such Permitted Refinancing is greater than or equal to the weighted average life to maturity of the Indebtedness being Refinanced, (c) such Permitted Refinancing shall not require any scheduled principal payments due prior to the Maturity Date in excess of, or prior to, the scheduled principal payments due prior to such Maturity Date for the Indebtedness being Refinanced, (d) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Credit Parties as those contained in the documentation governing the Indebtedness being Refinanced (e) no Permitted Refinancing shall have direct or indirect obligors who were not also obligors of the Indebtedness being Refinanced, or greater guarantees or security, than the Indebtedness being Refinanced, (f) such Permitted Refinancing shall be otherwise on terms not materially less favorable to the Credit Parties than those contained in the documentation governing the Indebtedness being Refinanced, including, without limitation, with respect to financial and other covenants and events of default, (g) the interest rate applicable to any such Permitted Refinancing shall not exceed the then applicable market interest rate, and (h) at the time thereof, no Default or Event of Default shall have occurred and be continuing.

“Permitted Store Acquisition” means an Acquisition of, or opening by the Borrower of, up to ten (10) Store locations in any transaction or group of related transactions (including, but not limited to, by means of a lease or sublease of property from any Person), in the ordinary course of business.

“Permitted Store Closings” means (a) Store closures and related Inventory dispositions which do not exceed (i) in any Fiscal Year of the Borrower and its Subsidiaries, ten percent (10%) of the number of the Borrower’s Stores as of the beginning of such Fiscal Year (net of new Store openings) and (ii) in the aggregate from and after the Closing Date, thirty percent (30%) of the number of the Borrower’s Stores in existence as of the Closing Date (net of new Store openings), and (b) the related Inventory is either moved to a distribution center or another retail location of the Borrower for future sale in the ordinary course of business or is disposed of at such Stores in accordance with liquidation agreements and with professional liquidators reasonably acceptable to the Lender.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Prepayment Event” means:

(a)                                  Any Disposition (including pursuant to a sale and leaseback transaction) of any property or asset of a Loan Party; provided that any Permitted Disposition prior to the occurrence of a Cash Dominion Event shall not be deemed a Prepayment Event;

(b)                                 Any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of (and payments in lieu thereof), any property or asset of a Loan Party, unless (i) the proceeds therefrom are required to be paid to the holder of a Lien on such property or asset having priority over the Lien of the Lender or (ii) other than during the continuance of a Cash Dominion Event, Availability is greater than twenty percent (20%) of the Loan Cap;

(c)                                  The issuance by a Loan Party of any Equity Interests, other than any such issuance of Equity Interests (i) to a Loan Party, (ii) as consideration for a Permitted Acquisition or (iii) as a compensatory issuance to any employee, director, or consultant (including, without limitation, under the Borrower’s 2005 Amended and Restated Long-Term Incentive Plan);

(d)                                 The incurrence by a Loan Party of any Indebtedness for borrowed money other than Permitted Indebtedness; or

(e)                                  The receipt by any Loan Party of any Extraordinary Receipts.

“Pro Forma Availability Condition” shall mean, as of any date of calculation, Pro Forma Availability will be greater than twenty percent (20%) of the Loan Cap.

“Pro Forma Availability” shall mean, as of any date of calculation, after giving pro forma effect to the transaction then to be consummated or payment to be made, projected Availability as of the date of such transaction or payment and as of the end of each Fiscal Month during the subsequent projected six (6) Fiscal Months.

“Real Estate” means all Leases and all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

“Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of the Borrower and its Subsidiaries as prescribed by the Securities Laws.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Committed Borrowing, Conversion or continuation of Committed Loans, a Committed Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Reserves” means all Inventory Reserves and Availability Reserves. The Lender shall have the right, at any time and from time to time after the Closing Date in its discretion to establish, modify or eliminate Reserves.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party or any of the other individuals designated in writing to the Lender by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment; provided, however, that transactions pursuant to provisions in Equity Interests of the Borrower that allow employees, at their option, to settle their tax obligations in respect thereof with a tender of a portion of such Equity Interests back to the Borrower, and tax payments made by the Borrower pursuant thereto, shall not be a Restricted Payment hereunder.  Without limiting the foregoing, “Restricted Payments” with respect to any Person shall also include all payments made by such Person with any proceeds of a dissolution or liquidation of such Person.

“RP Conditions” means, at the time of determination with respect to any specified transaction or payment, that (a) no Default or Event of Default then exists or would arise as a result of entering into such transaction or the making of such payment, (b) after giving effect to such transaction or payment, the Pro Forma Availability Condition has been satisfied and the Consolidated Fixed Charge Coverage Ratio, as calculated on a pro-forma basis for the applicable Measurement Period (as if such transaction or payment had been made on the first day of the applicable Measurement Period), is equal to or greater than 1.1:1.0, immediately preceding, and on a pro forma basis on the date thereof, after giving effect to such dividend or repurchase.  Prior to undertaking any transaction or payment which is subject to the RP Conditions, the Loan Parties shall deliver to the Lender evidence of satisfaction of the conditions contained in clause (b) above on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to the Lender.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Security Agreement” means the Security Agreement dated as of the Closing Date among the Loan Parties and the Lender.

“Security Documents” means the Security Agreement, the Blocked Account Agreements, the Credit Card Notifications, any Collateral Access Agreement, and each other security agreement or other instrument or document executed and delivered to the Lender pursuant to this Agreement or any other Loan Document granting a Lien to secure any of the Obligations.

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

“Shrink” means Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.

“Solvent” and “Solvency” means, with respect to any Person on a particular date, that on such date (a) at fair valuation, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged.  The amount of all guarantees at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.

“Standby Letter of Credit” means any Letter of Credit that is not a Commercial Letter of Credit and that (a) is used in lieu or in support of performance guaranties or performance, surety or similar bonds (excluding appeal bonds) arising in the ordinary course of business, (b) is used in lieu or in support of stay or appeal bonds, (c) supports the payment of insurance premiums for reasonably necessary casualty insurance carried by any of the Loan Parties, or (d) supports payment or performance for identified purchases or exchanges of products or services in the ordinary course of business.

“Stated Amount” means at any time the maximum amount for which a Letter of Credit may be honored.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB to which the Lender is subject with respect to the Adjusted LIBOR Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D.  LIBOR Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Store” means any retail store (including any real property, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by any Loan Party.

“Subordinated Indebtedness” means Indebtedness which is expressly subordinated in right of payment to the prior payment in full of the Obligations and which is in form and on terms approved in writing by the Lender.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include the Lender or any Affiliate of the Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Obligations is accelerated (or deemed accelerated) and the Commitments are irrevocably terminated (or deemed terminated) in accordance with Article VIII, or (iii) the termination of the Commitments in accordance with the provisions of Section 2.06 hereof.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Trading with the Enemy Act” has the meaning set forth in Section 9.17.

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a LIBOR Rate Loan.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“UCP 600” means the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce and dated as of July 1, 2007 (or such later version thereof as may be in effect at the time of issuance).

“UFCA” has the meaning specified in Section 9.20(d).

“UFTA” has the meaning specified in Section 9.20(d).

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” means the amount of any drawing under a Letter of Credit for which the Borrower has failed to reimburse the L/C Issuer.

“Unrestricted Cash” means when referring to cash or cash equivalents of the Borrower or any of its Subsidiaries, that such cash or cash equivalents (i) does not appear (or would not be required to appear) as “restricted” on a consolidated balance sheet of the Borrower or of any such Subsidiary or (ii) is from time to time deposited is in a DDA, which DDA is subject to no Liens other than those in favor of the Lender, but excluding any amounts on deposit in any escrow, restricted special purpose or restricted account, such as an account specifically designated for payroll or sales taxes.

1.02                        Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                                  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)                                 In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)                                  Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)                                 Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in Dollars in full in cash or immediately available funds (or, in the case of contingent reimbursement obligations with respect to Letters of Credit and Bank Products (other than Swap Contracts), providing Cash Collateralization) of all of the Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Swap Contracts) other than (i) unasserted contingent indemnification Obligations, (ii) any Obligations relating to Bank Products (including Swap Contracts) that, at such time, are allowed by the applicable Bank Product provider to remain outstanding without being required to be repaid or Cash Collateralized, and (iii) any Obligations relating to Cash Management Services that, at such time, are allowed by the applicable provider of such Cash Management Services to remain outstanding without being required to be repaid.

1.03                        Accounting Terms.

(a)                                  Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein; provided that all leases that would be treated as operating leases for purposes of GAAP on the Closing Date shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations hereunder regardless of any change to GAAP following the Closing Date that would otherwise require such leases to be treated as Capital Lease Obligations or the equivalent thereof.

(b)                                 Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Lender shall so request, the Lender and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04                        Rounding.  Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05                        Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06                        Letter of Credit Amounts.  Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to be the Stated Amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms of any Issuer Documents related thereto, provides for one or more automatic increases in the Stated Amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum Stated Amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum Stated Amount is in effect at such time.

1.07                        Currency Equivalents Generally.  Any amount specified in this Agreement (other than in Articles II and IX) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Lender at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars.  For purposes of this Section 1.07, the “Spot Rate” for a currency means the rate determined by the Lender to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Lender may obtain such spot rate from another financial institution designated by the Lender if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01                        Committed Loans; Reserves.  Subject to the terms and conditions set forth herein, the Lender agrees to make loans (each such loan, a “Committed Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of the Lender’s Commitment; subject in each case to the following limitations:

(i)                                     after giving effect to any Committed Borrowing, the Total Outstandings shall not exceed the Loan Cap,

(ii)                                  after giving effect to any Committed Borrowing, the aggregate Outstanding Amount of the Committed Loans of the Lender, plus the Outstanding Amount of all L/C Obligations shall not exceed the Commitment, and

(iii)                               the Outstanding Amount of all L/C Obligations shall not at any time exceed the Letter of Credit Sublimit.

Within the limits of the Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01.

2.02                        Committed Borrowings, Conversions and Continuations of Committed Loans.

(a)                                  Committed Loans shall be either Base Rate Loans or LIBOR Rate Loans as the Borrower may request subject to and in accordance with this Section 2.02.  Subject to the other provisions of this Section 2.02, Committed Borrowings of more than one Type may be incurred at the same time.

(b)                                 Each Committed Borrowing, each Conversion of Committed Loans from one Type to the other, and each continuation of LIBOR Rate Loans shall be made upon the Borrower’s irrevocable notice to the Lender, which may be given by telephone.  Each such notice must be received by the Lender not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Committed Borrowing of, Conversion to or continuation of LIBOR Rate Loans or of any Conversion of LIBOR Rate Loans to Base Rate Loans, and (ii) one Business Day prior to the requested date of any Committed Borrowing of Base Rate Loans.  Each telephonic notice by the Borrower pursuant to this Section 2.02(b) must be confirmed promptly by delivery to the Lender of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Each Committed Borrowing of, Conversion to or continuation of LIBOR Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof.  Except as provided in Section 2.03(c), each Committed Borrowing of or Conversion to Base Rate Loans shall be in such minimum amounts as the Lender may require.  Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a Conversion of Committed Loans from one Type to the other, or a continuation of LIBOR Rate Loans, (ii) the requested date of the Committed Borrowing, Conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, Converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be Converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a Conversion or continuation, then the applicable Committed Loans shall be made as, or Converted to, Base Rate Loans.  Any such automatic Conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Rate Loans.  If the Borrower requests a Committed Borrowing of, Conversion to, or continuation of LIBOR Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Committed Borrowing is on the Closing Date, Section 4.01), the Lender shall use reasonable efforts to make all funds available to the Borrower no later than 4:00 p.m. either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Lender by the Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Committed Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Committed Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c)                                  The Lender, without the request of the Borrower, may advance any interest, fees, service charge (including direct wire fees), and if an Event of Default is then continuing, expenses or other payment to which any Credit Party is entitled from the Loan Parties pursuant hereto or any other Loan Document, and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby.  The Lender shall advise the Borrower of any such advance or charge promptly after the making thereof.  Such action on the part of the Lender shall not constitute a waiver of the Lender’s rights and the Borrower’s obligations under Section 2.04(b).  Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.02(c) shall bear interest at the interest rate then and thereafter applicable to Base Rate Loans.

(d)                                 Except as otherwise provided herein, a LIBOR Rate Loan may be continued or Converted only on the last day of an Interest Period for such LIBOR Rate Loan.  During the existence of a Default or an Event of Default, no Loans may be requested as, Converted to or continued as LIBOR Rate Loans without the consent of the Lender.

(e)                                  The Lender shall promptly notify the Borrower of the interest rate applicable to any Interest Period for LIBOR Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Lender shall notify the Borrower of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(f)                                    After giving effect to all Committed Borrowings, all Conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not, at any time, be more than five (5) Interest Periods in effect with respect to Committed Loans.

(g)                                 The Lender and the L/C Issuer shall have no obligation to make any Loan or to provide any Letter of Credit if an Overadvance would result.  The Lender may, in its discretion, make Overadvances without the consent of the Borrower and the L/C Issuer and the Borrower and the L/C Issuer shall be bound thereby.  An Overadvance is for the account of the Borrower and shall constitute a Base Rate Loan and an Obligation and shall be repaid by the Borrower in accordance with the provisions of Section 2.04(b).  The making of any such Overadvance on any one occasion shall not obligate the Lender to make or permit any Overadvance on any other occasion or to permit such Overadvances to remain outstanding.

2.03                        Letters of Credit.

(a)                                  The Letter of Credit Commitment.

(i)                                     Subject to the terms and conditions set forth herein, the L/C Issuer agrees (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower and the other Loan Parties or their respective Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b) below, and (2) to honor drawings under the Letters of Credit; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Loan Cap and (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.  Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)                                  The L/C Issuer shall not issue any Letter of Credit, if:

(A)                              subject to Section 2.03(b)(iii), the expiry date of such requested Standby Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension; or

(B)                                the expiry date of such requested Commercial Letter of Credit would occur more than one hundred twenty (120) days after the date of issuance; or

(C)                                the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless such Letter of Credit is Cash Collateralized on or prior to the date of issuance of such Letter of Credit (or such later date as the Lender may agree); or

(D)                               any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it; or

(E)                                 the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally; or

(F)                                 such Letter of Credit is to be denominated in a currency other than Dollars; or

(G)                                such Letter of Credit contains any provisions for automatic reinstatement of the Stated Amount after any drawing thereunder.

(iii)                               The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof or if the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b)                                 Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)                                     Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower.  Such Letter of Credit Application must be received by the L/C Issuer not later than 11:00 a.m. at least two (2) Business Days (or such other date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.  Additionally, the Borrower shall furnish to the L/C Issuer such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer may require.

(ii)                                  Unless one or more applicable conditions contained in Article IV shall not then be satisfied or unless the L/C Issuer would not be permitted, or would have no obligation, at such time to issue such Letter of Credit under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.

(iii)                               If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Standby Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Standby Letter of Credit is issued.  Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the L/C Issuer may permit the extension of such Standby Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Standby Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(c)                                  Drawings and Reimbursements.

(i)                                     Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower thereof not less than two (2) Business Days prior to the Honor Date (as defined below; provided, however, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the L/C Issuer.  On the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the amount of such payment, without regard to the minimum and multiples specified in Section 2.02(b) for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Loan Cap and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice).  Any notice given by the L/C Issuer pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. In the event that such Committed Borrowing cannot be made pursuant to the terms hereof, then not later than 11:00 a.m. on the Honor Date, the Borrower shall reimburse the L/C Issuer in an amount equal to the amount of such drawing.  With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of any Unreimbursed Amount, which L/C Borrowing shall be due and payable on demand and shall bear interest at the Default Rate for Base Rate Loans.

(d)                                 Obligations Absolute.  The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)                                     any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)                                  the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)                               any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)                              any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)                                 any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries; or

(vi)                              the fact that any Default or Event of Default shall have occurred and be continuing.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of non-compliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(e)                                  Role of L/C Issuer.  The Borrower agrees that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  Except as provided in the final sentence of this clause (e), none of the Lender, the L/C Issuer nor any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Loan Party for (i) any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit or any error in interpretation of technical terms; (ii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document, or (iii) for any action, neglect or omission under or in connection with any Letter of Credit or Issuer Documents, including, without limitation, the issuance or amendment of any Letter of Credit, the failure to issue or amend any Letter of Credit, or the honoring or dishonoring of any demand under any Letter of Credit, and such action or neglect or omission will be binding upon the Loan Parties.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement,  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary (or the L/C Issuer may refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit and may disregard any requirement in a Letter of Credit that notice of dishonor be given in a particular manner and any requirement that presentation be made at a particular place or by a particular time of day), and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  The L/C Issuer shall not be responsible for the wording of any Letter of Credit (including, without limitation, any drawing conditions or any terms or conditions that are ineffective, ambiguous, inconsistent, unduly complicated or reasonably impossible to satisfy), notwithstanding any assistance the L/C Issuer may provide to the Borrower with drafting or recommending text for any Letter of Credit Application or with the structuring of any transaction related to any Letter of Credit, and the Borrower hereby acknowledges and agrees that any such assistance will not constitute legal or other advice by the L/C Issuer or any representation or warranty by the L/C Issuer that any such wording or such Letter of Credit will be effective.  Without limiting the foregoing, the L/C Issuer may, as it deems appropriate, modify or alter and use in any Letter of Credit the terminology contained on the Letter of Credit Application for such Letter of Credit. Notwithstanding anything to the contrary herein contained in this clause (e), the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to punitive, consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence.

(f)                                    Cash Collateral.  If, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations.  Sections 2.04, 2.05(c) and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder.  For purposes of this Section 2.03, Section 2.04, Section 2.05(c) and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Lender, for the benefit of the Credit Parties, as collateral for the L/C Obligations, cash or deposit account balances in an amount equal to one hundred and three (103%) of the Outstanding Amount of all L/C Obligations, pursuant to documentation in form and substance satisfactory to the Lender and the L/C Issuer.  The Borrower hereby grants to the Lender a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing to secure all Obligations.  Such cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America under the sole and exclusive dominion and control of the Lender.  If at any time the Lender determines that any funds held as cash collateral are subject to any right or claim of any Person other than the Lender or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Lender, pay to the Lender, as additional funds to be deposited as cash collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as cash collateral that the Lender determines to be free and clear of any such right and claim.  Upon the drawing of any Letter of Credit for which funds are on deposit as cash collateral, such funds shall be applied to reimburse the L/C Issuer and, to the extent not so applied, shall thereafter be applied to satisfy other Obligations, as and to the extent such other Obligations shall then be due and payable.

(g)                                 Applicability of ISP and UCP.  Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each Standby Letter of Credit and (ii) the rules of the UCP shall apply to each Commercial Letter of Credit.

(h)                                 Letter of Credit Fees.  The Borrower shall pay to the Lender for its own account a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily Stated Amount under each such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit).  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 1.06.  Letter of Credit Fees shall be (i) due and payable on the first day after the end of each March, June, September and December, or if such day is not a Business Day, on the next succeeding Business Day, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand, and (ii) computed on a quarterly basis in arrears.  Notwithstanding anything to the contrary contained herein, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate as provided in Section 2.07(b) hereof.

(i)                                     Documentary and Processing Charges Payable to L/C Issuer.  The Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)                                     Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.04                        Prepayments.

(a)                                  The Borrower may, upon irrevocable notice to the Lender, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Lender not later than 11:00 a.m. (A) three (3) Business Days prior to any date of prepayment of LIBOR Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of LIBOR Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in the case of either (ii) or (iii) above, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if LIBOR Rate Loans, the Interest Period(s) of such Loans.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a LIBOR Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

(b)                                 If for any reason the Total Outstandings at any time exceed the Loan Cap as then in effect, the Borrower shall immediately prepay the Loans and L/C Borrowings and

Cash Collateralize the L/C Obligations (other than L/C Borrowings) in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations (other than L/C Borrowings) pursuant to this Section 2.04(b) unless after the prepayment in full of the Loans the Total Outstandings exceed the Loan Cap as then in effect.

(c)                                  The Borrower shall prepay the Loans and, after the occurrence and during the continuance of an Event of Default or to the extent required by the provisions of Section 2.05(c), Cash Collateralize the L/C Obligations to the extent required pursuant to the provisions of Section 6.12 hereof.

(d)                                 The Borrower shall prepay the Loans (including L/C Borrowings) and, after the occurrence and during the continuance of an Event of Default or to the extent required by the provisions of Section 2.05(c), Cash Collateralize the other L/C Obligations in an amount equal to the Net Cash Proceeds received by a Loan Party on account of a Prepayment Event, irrespective of whether a Cash Dominion Event then exists and is continuing.

(e)                                  Prepayments made pursuant to Section 2.04(b), (c)  and (d) above, first, shall be applied ratably to the L/C Borrowings, second, shall be applied ratably to the outstanding Committed Loans, third, after the occurrence and during the continuance of an Event of Default, shall be used to Cash Collateralize the remaining L/C Obligations; and, fourth, the amount remaining, if any, after the prepayment in full of all L/C Borrowings and Committed Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations (to the extent required hereunder) in full shall be deposited by the Lender in a deposit account of the Borrower and may be utilized by the Borrower in the ordinary course of its business to the extent otherwise permitted hereunder.  Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the L/C Issuer or the Lender, as applicable, and, to the extent not so applied, shall thereafter be applied to satisfy other Obligations, as and to the extent such other Obligations shall then be due and payable.

2.05                        Termination or Reduction of Commitments.

(a)                                  The Borrower may, without penalty or premium, upon irrevocable notice to the Lender, terminate the Commitment or from time to time permanently reduce the Commitment; provided that (i) any such notice shall be received by the Lender not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Commitment if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Commitment.

(b)                                 If, after giving effect to any reduction of the Commitment, the Letter of Credit Sublimit exceeds the amount of the Commitment, such Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.

(c)                                  Upon any reduction of the Commitment, the Commitment of the Lender shall be reduced by such reduction amount.  If, as a result of such termination or reduction, (i) the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, the Borrower shall contemporaneously with such reduction or termination, Cash Collateralize such excess amount, and (ii) the Committed Loans would exceed the Commitment, the Borrower shall contemporaneously with such reduction or termination, pay the Lender an amount equal to such excess.

2.06                        Repayment of Obligations.

Except as provided in Section 9.11 with respect to the collateralization of the Other Liabilities, the Borrower shall repay to the Lender on the Termination Date all Obligations outstanding on such date (other than contingent indemnification claims for which a claim has not been asserted) and shall cause each Letter of Credit to be returned to the L/C Issuer undrawn or shall Cash Collateralize all L/C Obligations (to the extent not previously Cash Collateralized as required herein).

2.07                        Interest.

(a)                                  Subject to the provisions of Section 2.07(b) below, (i) each LIBOR Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted LIBOR Rate for such Interest Period plus the Applicable Margin for LIBOR Rate Loans; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans.

(b)                                 (i)                                     If any amount payable under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)                                  If any other Event of Default exists, then the Lender may notify the Borrower that all outstanding Obligations shall bear interest retroactively from the date such Default arose at a fluctuating interest rate per annum at all times equal to the Default Rate and such Obligations shall bear interest retroactively from the date such Default arose at the Default Rate to the fullest extent permitted by Law.

(iii)                               Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)                                  Except as provided in Section 2.07(b)(iii) interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.08                        Fees.  In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a)                                  Commitment Fee.  The Borrower shall pay to the Lender a commitment fee equal to the Commitment Fee Percentage multiplied by the actual daily amount by which the Commitment exceeds the Total Outstandings during the immediately preceding Fiscal Quarter. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each Fiscal Quarter, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period.

(b)                                 Other Fees.  The Borrower shall pay to the Lender for its own account fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.09                        Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by the Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.10                        Evidence of Debt.

(a)                                  The Credit Extensions made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender (the “Loan Account”) in the ordinary course of business.  In addition, the Lender may record in the Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from the Lender, each payment and prepayment of principal of any such Loan, and each payment of interest, fees and other amounts due in connection with the Obligations due to the Lender.  The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lender to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  Upon the request of the Lender, the Borrower shall execute and deliver to the Lender a Note, which shall evidence the Lender’s Loans in addition to such accounts or records.  The Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.  Upon receipt of an affidavit and indemnity of the Lender as to the loss, theft, destruction or mutilation of the Lender’s Note and upon cancellation of such Note, the Borrower will issue, in lieu thereof, a replacement Note in favor of the Lender, in the same principal amount thereof and otherwise of like tenor.

2.11                        Payments Generally; Lender’s Clawback.

(a)                                  General.  All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Lender, at the Lender’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  All payments received by the Lender after 2:00 p.m. shall, at the option of the Lender, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day (other than with respect to payment of a LIBOR Loan), and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)                                 Funding Source.  Nothing herein shall be deemed to obligate the Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by the Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.12                        Increase in Commitments.

(a)                                  Request for Increase.  Provided no Default or Event of Default then exists or would arise therefrom, upon notice to the Lender, the Borrower may from time to time, request an increase in the Commitment by an amount (for all such requests) not exceeding $25,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $5,000,000, and (ii) the Borrower may make a maximum of two (2) such requests.  At the time of sending such notice, the Borrower shall specify the time period within which the Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lender).  The Lender shall notify the Borrower of its willingness (or that it is not willing) to increase its Commitment within the time specified above.

(b)                                 Effective Date and Allocations.  If the Commitment is increased in accordance with this Section, the Lender, in consultation with the Borrower, shall determine the effective date (the “Increase Effective Date”) of such increase.

(c)                                  Conditions to Effectiveness of Increase.  As a condition precedent to such increase, (i) the Borrower shall deliver to the Lender a certificate of each Loan Party dated as of the Increase Effective Date signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrower, certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.12, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (2) no Default or Event of Default exists or would arise therefrom, (ii) the Borrower shall have paid such fees to the Lender in respect of such increase as the Borrower and the Lender may agree; (iii) if requested by the Lender, the Borrower shall deliver an opinion or opinions, in form and substance reasonably satisfactory to the Lender, from counsel to the Borrower reasonably satisfactory to the Lender and dated such date; (iv) the Borrower shall have delivered such other instruments, documents and agreements as the Lender may reasonably have requested; and (v) no Default or Event of Default exists.

(d)                                 Conflicting Provisions.  This Section shall supersede any provisions in Section 9.01 to the contrary.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01                        Taxes.

(a)                                  Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes (including any Other Taxes), provided that if the Borrower shall be required by Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the applicable Credit Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Law.

(b)                                 Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Law.

(c)                                  Indemnification by the Loan Parties.  The Loan Parties shall indemnify each Credit Party, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by such Credit Party and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Credit Party (with a copy to the Lender), or by the Lender on its own behalf or on behalf of any Credit Party, shall be conclusive absent manifest error.

(d)                                 Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(e)                                  Treatment of Certain Refunds.  If any Credit Party determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Loan Parties or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund

(but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes (including any Other Taxes) giving rise to such refund), net of all out-of-pocket expenses of such Credit Party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Parties, upon the request of such Credit Party, agree to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Credit Party in the event that the Lender or the L/C Issuer is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require any Credit Party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Loan Parties or any other Person.

3.02                        Illegality. If the Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender to make, maintain or fund LIBOR Rate Loans, or to determine or charge interest rates based upon the LIBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of the Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by the Lender to the Borrower, any obligation of the Lender to make or continue LIBOR Rate Loans or to Convert Base Rate Loans to LIBOR Rate Loans shall be suspended until the Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall, upon demand from the Lender, prepay or, if applicable, Convert all LIBOR Rate Loans of the Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if the Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Loans.  Upon any such prepayment or Conversion, the Borrower shall also pay accrued interest on the amount so prepaid or Converted.

3.03                        Inability to Determine Rates. If the Lender determines that for any reason in connection with any request for a LIBOR Rate Loan or a Conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such LIBOR Rate Loan, (b) adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or (c) the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lender of funding such Loan, the Lender will promptly so notify the Borrower.  Thereafter, the obligation of the Lender to make or maintain LIBOR Rate Loans shall be suspended until the Lender revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Committed Borrowing of, Conversion to or continuation of LIBOR Rate

Loans or, failing that, will be deemed to have Converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

3.04                        Increased Costs; Reserves on LIBOR Rate Loans.

(a)                                  Increased Costs Generally.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender (except any reserve requirement reflected in the LIBOR Rate) or the L/C Issuer;

(ii)                                  subject the Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Rate Loan made by it, or change the basis of taxation of payments to the Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by the Lender or the L/C Issuer); or

(iii)                               impose on the Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Rate Loans made by the Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining any LIBOR Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to the Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by the Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of the Lender or the L/C Issuer, the Loan Parties will pay to the Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate the Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)                                 Capital Requirements.  If the Lender or the L/C Issuer determines that any Change in Law affecting the Lender or the L/C Issuer or the Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on the Lender’s or the L/C Issuer’s capital or on the capital of the Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of the Lender or the Loans made by, or participations in Letters of Credit held by, the Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which the Lender or the L/C Issuer or the Lender’s or the L/C Issuer’s holding company could have achieved but for such

Change in Law (taking into consideration the Lender’s or the L/C Issuer’s policies and the policies of the Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Loan Parties will pay to the Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate the Lender or the L/C Issuer or the Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)                                  Certificates for Reimbursement.  A certificate of the Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate the Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Loan Parties shall pay the Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)                                 Delay in Requests.  Failure or delay on the part of the Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of the Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Loan Parties shall not be required to compensate the Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that the Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)                                  Reserves on LIBOR Rate Loans.  The Borrower shall pay to the Lender, as long as the Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each LIBOR Rate Loan equal to the actual costs of such reserves allocated to such Loan by the Lender (as determined by the Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Lender) of such additional interest from the Lender.  If the Lender fails to give notice ten (10)  days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.

3.05                        Compensation for Losses.  Upon demand of the Lender from time to time, the Borrower shall promptly compensate the Lender for and hold the Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)                                  any continuation, Conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b)                                 any failure by the Borrower (for a reason other than the failure of the Lender to make a Loan) to prepay, borrow, continue or Convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrower shall also pay any customary administrative fees charged by the Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lender under this Section 3.05, the Lender shall be deemed to have funded each LIBOR Rate Loan made by it at the LIBOR Rate for such Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan was in fact so funded.

3.06                        Survival.  All of the Borrower’s obligations under this Article III shall survive termination of the Commitment and repayment of all other Obligations hereunder.

ARTICLE IV
CONDITIONS PRECEDENT TO CLOSING AND CREDIT EXTENSIONS

4.01                        Conditions to Closing. The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent:

(a)                                  The Lender’s receipt of the following, each of which shall be originals, telecopies or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) (followed promptly by originals) unless otherwise specified, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Lender:

(i)                                     counterparts of this Agreement each properly executed by a Responsible Officer of the signing Loan Party and the Lender;

(ii)                                  a Note executed by the Borrower in favor of the Lender, if requested by the Lender;

(iii)                               such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Lender may require evidencing (A) the authority of each Loan Party to enter into this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party;

(iv)                              copies of each Loan Party’s Organization Documents and such other documents and certifications as the Lender may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing, and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to so qualify in such jurisdiction could not reasonably be expected to have a Material Adverse Effect;

(v)                                 a favorable opinion of Alston & Bird, LLP, counsel to the Loan Parties, addressed to the Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Lender may reasonably request;

(vi)                              a certificate of a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.01 and 4.02 have been satisfied, (B) that there has been no event or circumstance since the date of the unaudited financial statements of the Borrower and its Subsidiaries for the quarter ended July 30, 2011 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (C) to the Solvency of the Loan Parties as of the Closing Date after giving effect to the transactions contemplated hereby, and (D) either that (1) no consents, licenses or approvals are required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, or (2) that all such consents, licenses and approvals have been obtained and are in full force and effect;

(vii)                           evidence that all insurance required to be maintained pursuant to the Loan Documents and all endorsements in favor of the Lender required under the Loan Documents have been obtained and are in effect;

(viii)                        a payoff letter from the lender under the Existing Credit Agreement satisfactory in form and substance to the Lender evidencing that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated, all obligations thereunder have been or concurrently with the Closing Date are being paid in full;

(ix)                                the Security Documents and certificates evidencing any stock being pledged thereunder, together with undated stock powers executed in blank, each duly executed by the applicable Loan Parties;

(x)                                   all other Loan Documents, each duly executed by the applicable Loan Parties;

(xi)                                a written report regarding the results of a commercial finance examination and quality of earning report of the Loan Parties, which shall be satisfactory to the Lender and shall be paid by crediting the treasury management analysis fees payable by the Borrower to the Lender or any of its Affiliates pursuant to the Fee Letter;

(xii)                             results of searches or other evidence reasonably satisfactory to the Lender (in each case dated as of a date reasonably satisfactory to the Lender) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances and Liens for which termination statements and releases satisfactory to the Lender are being tendered concurrently with such extension of credit or other arrangements satisfactory to the Lender for the delivery of such termination statements and releases have been made;

(xiii)                          (A)                              all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Lender to be filed, registered or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Lender, (B) the Credit Card Notifications and Blocked Account Agreements required pursuant to Section 6.12 hereof shall have been obtained, and (C) control agreements with respect to the Loan Parties’ securities and investment accounts have been obtained; and

(xiv)                         such other assurances, certificates, documents, consents or opinions as the Lender reasonably may require.

(b)                                 Availability shall be not less than $25,000,000.

(c)                                  The Lender shall have received a Borrowing Base Certificate dated the Closing Date, relating to the month ended on September 30, 2011, and executed by a Responsible Officer of the Borrower.

(d)                                 The Lender shall be reasonably satisfied that any financial statements delivered to it fairly present the business and financial condition of the Loan Parties and that there has been no Material Adverse Effect since the date of the unaudited financial statements of the Borrower and its Subsidiaries for the quarter ended July 30, 2011.

(e)                                  The Lender shall have received and be satisfied with (i) a detailed forecast for the period commencing on the Closing Date and extending through January 31, 2013, which shall include an Availability model, Consolidated income statement, balance sheet, and statement of cash flow, by month, each prepared in conformity with GAAP and consistent with the Loan Parties’ then current practices and (b) such other information (financial or otherwise) reasonably requested by the Lender.

(f)                                    There shall not be pending any litigation or other proceeding, the result of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(g)                                 There shall not have occurred any default of any Material Contract of any Loan Party.

(h)                                 The consummation of the transactions contemplated hereby shall not violate any Law or any Organization Document.

(i)                                     All fees required to be paid to the Lender on or before the Closing Date shall have been paid in full.

(j)                                     The Borrower shall have paid all fees, charges and disbursements of counsel to the Lender to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the Closing Date (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Lender).

(k)                                  The Lender shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

(l)                                     No material changes in governmental regulations or policies affecting any Loan Party or any Credit Party shall have occurred prior to the Closing Date.

(m)                               The Closing Date shall have occurred on or before October 28, 2011.  The Lender shall notify the Borrower of the Closing Date, and such notice shall be conclusive and binding on the Loan Parties.

4.02                        Conditions to all Credit Extensions.  The obligation of the Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a Conversion of Committed Loans to the other Type, or a continuation of LIBOR Rate Loans) and of each L/C Issuer to issue each Letter of Credit is subject to the following conditions precedent:

(a)                                  The representations and warranties of each Loan Party contained in Article V or in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date and (ii) for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b)                                 No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)                                  The Lender and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)                                 No event or circumstance which could reasonably be expected to result in a Material Adverse Effect shall have occurred.

(e)                                  After giving effect to the Credit Extension requested to be made on any such date and the use of proceeds thereof, Availability shall be greater than zero.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a Conversion of Committed Loans to the other Type or a continuation of LIBOR Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty by the Borrower that the conditions specified in Sections 4.02(a) and (b) and (d) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

To induce the Credit Parties to enter into this Agreement and to make Loans and to issue Letters of Credit hereunder, each Loan Party represents and warrants to the Lender and the other Credit Parties that:

5.01                        Existence, Qualification and Power.  Each Loan Party and each Subsidiary thereof (a) is a corporation, limited liability company, partnership or limited partnership, duly incorporated, organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation, organization or formation, (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.  Schedule 5.01 to the Disclosure Schedule sets forth, as of the Closing Date, each Loan Party’s name as it appears in official filings in its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number.

5.02                        Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (i) any Material Contract or any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of the Lender under the Security Documents); or (d) violate any Law.

5.03                        Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (a) the perfection or maintenance of the Liens created under the Security Documents (including the first priority nature thereof) or (b) such as have been obtained or made and are in full force and effect.

5.04                        Binding Effect.  This Agreement has been, and each other Loan Document, when delivered, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.05                        Financial Statements; No Material Adverse Effect.

(a)                                  The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries on a Consolidated basis as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all Material Indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, as and to the extent required in accordance with GAAP.

(b)                                 The unaudited Consolidated balance sheet of the Borrower and its Subsidiaries dated July 30, 2011, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for the Fiscal Quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries on a Consolidated basis as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)                                  Since the date of the unaudited financial statements of the Borrower and its Subsidiaries for the quarter ended July 30, 2011, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)                                 To the best knowledge of the Borrower, no Internal Control Event exists or has occurred since the date of the Audited Financial Statements that has resulted in or could reasonably be expected to result in a misstatement in any material respect, (i) in any financial information delivered or to be delivered to the Lender, (ii) of the Borrowing Base, (iii) of covenant compliance calculations provided hereunder or (iv) of the assets, liabilities, financial condition or results of operations of the Borrower and its Subsidiaries on a Consolidated basis.

(e)                                  The Consolidated forecasted balance sheet and statements of income and cash flows of the Borrower and its Subsidiaries delivered pursuant to Section 6.01(d) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Loan Parties’ best estimate of its future financial performance.

5.06                        Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07                        No Default.  No Loan Party or any Subsidiary is in default under or with respect to any Material Contract or any Material Indebtedness.  No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08                        Ownership of Property; Liens.

(a)                                  Each of the Loan Parties and each Subsidiary thereof has good record and marketable title in fee simple to or valid leasehold interests in, all Real Estate necessary or used in the ordinary conduct of its business.  Each of the Loan Parties and each Subsidiary has good and marketable title to, valid leasehold interests in, or valid licenses to use all personal property and assets material to the ordinary conduct of its business.

(b)                                 Schedule 5.08(b)(1) to the Disclosure Schedule sets forth the address (including street address, county and state) of all Real Estate (excluding Leases) that is owned by the Loan Parties and each of their Subsidiaries, together with a list of the holders of any mortgage or other Lien thereon as of the Closing Date.  Each Loan Party and each of its Subsidiaries has good, marketable and insurable fee simple title to the Real Estate owned by such Loan Party or such Subsidiary, free and clear of all Liens, other than Permitted Encumbrances.  Schedule 5.08(b)(2) to the Disclosure Schedule sets forth the address (including street address, county and state) of all Leases of the Loan Parties, together with the name of each lessor and its contact information with respect to each such Lease as of the Closing Date.

Each of such Leases is in full force and effect and the Loan Parties are not in default of the terms thereof.

(c)                                  Schedule 7.01 to the Disclosure Schedule sets forth a complete and accurate list of all Liens on the property or assets of each Loan Party and each of its Subsidiaries, showing as of the Closing Date the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.  The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Permitted Encumbrances.

(d)                                 Schedule 7.02 to the Disclosure Schedule sets forth a complete and accurate list of all Investments held by any Loan Party or any Subsidiary of a Loan Party on the Closing Date, showing as of the Closing Date the amount, obligor or issuer and maturity, if any, thereof.

(e)                                  Schedule 7.03 to the Disclosure Schedule sets forth a complete and accurate list of all Indebtedness of each Loan Party or any Subsidiary of a Loan Party on the Closing Date, showing as of the Closing Date the amount, obligor or issuer and maturity thereof.

5.09                        Environmental Compliance.

(a)                                  No Loan Party or any Subsidiary thereof (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, except, in each case, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)                                 None of the properties currently or formerly owned or operated by any Loan Party or any Subsidiary thereof is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; to the best of the knowledge of the Loan Parties, there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any Subsidiary thereof or on any property formerly owned or operated by any Loan Party or Subsidiary thereof; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or Subsidiary thereof; and to the best knowledge of the Loan Parties, Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any Subsidiary thereof.

(c)                                  No Loan Party or any Subsidiary thereof is undertaking, and no Loan Party or any Subsidiary thereof has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and to the best knowledge of the Loan Parties, all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any Subsidiary thereof have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any Subsidiary thereof.

5.10                        Insurance. The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks (including, without limitation, workmen’s compensation, public liability, business interruption, property damage and directors and officers liability insurance) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties or the applicable Subsidiary operates.  Schedule 5.10 to the Disclosure Schedule sets forth a description of all insurance maintained by or on behalf of the Loan Parties and their Subsidiaries as of the Closing Date. As of the Closing Date, each insurance policy listed on Schedule 5.10 to the Disclosure Schedule is in full force and effect and all premiums in respect thereof that are due and payable have been paid.

5.11                        Taxes. The Loan Parties and their Subsidiaries have filed all federal, state and other tax returns and reports required to be filed, and have paid all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings being diligently conducted, for which adequate reserves have been provided in accordance with GAAP, as to which Taxes no Lien has been filed and which contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing such obligation.  There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect.  No Loan Party or any Subsidiary thereof is a party to any tax sharing agreement.

5.12                        ERISA Compliance.

(a)                                  Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification.  The Loan Parties and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.  No Lien imposed under the Code or ERISA exists or is likely to arise on account of any Plan.

(b)                                 There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)                                  (i)                                     No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

5.13                        Subsidiaries; Equity Interests.  As of the Closing Date, the Loan Parties have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13 to the Disclosure Schedule, which sets forth the legal name, jurisdiction of incorporation or formation and authorized Equity Interests of each such Subsidiary.  All of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party (or a Subsidiary of a Loan Party) in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except for those created under the Security Documents.  Except as set forth in Schedule 5.13, there are no outstanding rights to purchase any Equity Interests in any Subsidiary.  As of the Closing Date, the Loan Parties have no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13.  All of the outstanding Equity Interests of the Subsidiaries of the Borrower have been validly issued, and are fully paid and non-assessable and are owned in the amounts specified on Part (c) of Schedule 5.13 free and clear of all Liens except for those created under the Security Documents.  The copies of the Organization Documents of each Loan Party and each amendment thereto provided pursuant to Section 4.01 are true and correct copies of each such document, each of which is valid and in full force and effect.

5.14                        Margin Regulations; Investment Company Act.

(a)                                  No Loan Party is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.  None of the proceeds of the Credit Extensions shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any margin stock or for any other purpose that might cause any of the Credit Extensions to be considered a “purpose credit” within the meaning of Regulations T, U, or X issued by the FRB.

(b)                                 None of the Loan Parties, any Person Controlling any Loan Party, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15                        Disclosure. Each Loan Party has disclosed to the Lender all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.16                        Compliance with Laws. Each of the Loan Parties and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17                        Intellectual Property; Licenses, Etc.  The Loan Parties and their Subsidiaries own, or possess the right to use, all of the Intellectual Property, licenses, permits and other authorizations that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person.  To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any Subsidiary infringes upon any rights held by any other Person.  No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18                        Labor Matters.

Except as set forth on Schedule 5.18 to the Disclosure Schedule, (a) there are no strikes, lockouts, slowdowns or other material labor disputes against any Loan Party or any Subsidiary thereof pending or, to the knowledge of any Loan Party, threatened; (b) the hours worked by and payments made to employees of the Loan Parties comply with the Fair Labor Standards Act and any other applicable federal, state, local or foreign Law dealing with such matters.; (c) no Loan Party or any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Act or similar state Law; (d) all payments due from any Loan Party and its Subsidiaries, or for which any claim may be made against any Loan Party or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Loan Party; (e) no Loan Party or any Subsidiary is a party to or bound by any collective bargaining agreement, management agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement; (f) there are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party or any Subsidiary has made a pending demand for recognition; (g) there are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party or any of its Subsidiaries;  and (h) the consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any of its Subsidiaries is bound.

5.19                        Security Documents.

The Security Agreement creates in favor of the Lender, for the benefit of the Secured Parties referred to therein, a legal, valid, continuing and enforceable security interest in the Collateral (as defined in the Security Agreement), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.  The financing statements, releases and other filings are in appropriate form and have been or will be filed in the offices specified in Schedule II of the Security Agreement.  Upon such filings and/or the obtaining of “control” (as defined in the UCC), the Lender will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Collateral that may be perfected under the UCC (in effect on the date this representation is made) by filing, recording or registering a financing statement or analogous document (including without limitation the proceeds of such Collateral subject to the limitations relating to such proceeds in the UCC) or by obtaining control, in each case prior and superior in right to any other Person.

5.20                        Solvency.

After giving effect to the transactions contemplated by this Agreement, and before and after giving effect to each Credit Extension, the Loan Parties, on a Consolidated basis, are Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

5.21                        Deposit Accounts; Credit Card Arrangements.

(a)                                  Schedule 5.21(a) to the Disclosure Schedule sets forth a list of all DDAs maintained by the Loan Parties as of the Closing Date, which Schedule includes, with respect to each DDA (i) the name and address of the depository; (ii) the account number(s) maintained with such depository; (iii) a contact person at such depository, and (iv) the identification of each Blocked Account Bank.

(b)                                 Schedule 5.21(b) to the Disclosure Schedule sets forth a list describing all arrangements as of the Closing Date to which any Loan Party is a party with respect to the processing and/or payment to such Loan Party of the proceeds of any credit card charges and debit card charges for sales made by such Loan Party.

5.22                        Brokers.  No broker or finder brought about the obtaining, making or closing of the Loans or transactions contemplated by the Loan Documents, and no Loan Party or Affiliate

thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

5.23                        Trade Relations. There exists no actual or, to the knowledge of any Loan Party, threatened, termination or cancellation of, or any material adverse modification or change in the business relationship of any Loan Party with any supplier material to its operations.

5.24                        Material Contracts. Schedule 5.24 to the Disclosure Schedule sets forth all Material Contracts to which any Loan Party is a party or is bound as of the Closing Date.  The Loan Parties have delivered true, correct and complete copies of such Material Contracts to the Lender on or before the Closing Date.  The Loan Parties are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

5.25                        Casualty. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as the Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification claims for which a claim has not been asserted), or any Letter of Credit shall remain outstanding, the Loan Parties shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

6.01                        Financial Statements.  Deliver to the Lender, in form and detail satisfactory to the Lender:

(a)                                  as soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of the Borrower, a Consolidated balance sheet of the Borrower (commencing with the Fiscal Year ending January 28, 2012) and its Subsidiaries as at the end of such Fiscal Year, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and unqualified opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Lender, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b)                                 as soon as available, but in any event within forty-five (45) days after the end of each of the Fiscal Quarters of each Fiscal Year of the Borrower (commencing with the Fiscal Quarter ended October 29, 2011), a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and the related Consolidated statement of income or operations for such Fiscal Quarter and for the portion of the Borrower’s Fiscal Year then ended, and the related statement of cash flows for the portion of the Borrower’s Fiscal Year then ended, setting forth in each case, as applicable, in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 6.01(d) hereof, (B) the corresponding Fiscal Quarter of the previous Fiscal Year and (C) the corresponding portion of the previous Fiscal Year, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c)                                  if Availability is less than twenty percent (20%) of the Loan Cap at any time, as soon as available, but in any event within thirty (30) days after the end of each of the Fiscal Months of each Fiscal Year of the Borrower, a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Month, and the related Consolidated statement of income or operations for such Fiscal Month, and for the portion of the Borrower’s Fiscal Year then ended and the related statement of cash flows for the portion of the Borrower’s Fiscal Year then ended, setting forth in each case, as applicable, in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 6.01(d) hereof, (B) the corresponding Fiscal Month of the previous Fiscal Year and (C) the corresponding portion of the previous Fiscal Year, all in reasonable detail, such Consolidated statements to be certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of the end of such Fiscal Month in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(d)                                 as soon as available, but in any event at least thirty (30) days before the end of each Fiscal Year of the Borrower, forecasts prepared by management of the Borrower, in form satisfactory to the Lender, of Availability and the Consolidated

balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries on a monthly basis for the immediately following Fiscal Year (including the Fiscal Year in which the Maturity Date occurs), and as soon as available, any significant revisions to such forecast with respect to such Fiscal Year.

6.02                        Certificates; Other Information. Deliver to the Lender, in form and detail satisfactory to the Lender:

(a)                                  concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) and (c) (commencing with the delivery of the financial statements for the Fiscal Quarter ended October 29, 2011, or at any time that the Borrower is obligated to deliver monthly financial statements pursuant to Section 6.01(c), with each monthly financial statement) (i) a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower, and in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide a statement of reconciliation conforming such financial statements to GAAP and (ii) with respect to the delivery of the financial statements referred to in Sections 6.01(a) and (b), a copy of management’s discussion and analysis with respect to such financial statements;

(b)                                 (i) if there are no outstanding Committed Borrowings or other amounts payable by the Borrower or its Subsidiaries on account of any Loans made to the Borrower and the L/C Obligations do not exceed $5,000,000, on the fifteenth (15th) day of each Fiscal Quarter (or, if such day is not a Business Day, on the next succeeding Business Day), a certificate in the form of Exhibit E (a “Borrowing Base Certificate”) showing the Borrowing Base as of the close of business as of the last day of the immediately preceding Fiscal Quarter, each Borrowing Base Certificate to be certified as complete and correct by a Responsible Officer of the Borrower; (ii) if the conditions of clause (b)(i) are not satisfied, such Borrowing Base Certificate shall be delivered on the fifteenth (15th) day of each Fiscal Month (or, if such day is not a Business Day, on the next succeeding Business Day) showing the Borrowing Base as of the close of business as of the last day of the immediately preceding Fiscal Month; and (iii) at any time that an Accelerated Borrowing Base Delivery Event has occurred and is continuing, such Borrowing Base Certificate shall be delivered on a Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day), as of the close of business on the immediately preceding Saturday;

(c)                                  promptly upon receipt, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by its Registered Public Accounting Firm in

connection with the accounts or books of the Loan Parties or any Subsidiary, or any audit of any of them, including, without limitation, specifying any Internal Control Event;

(d)                                 promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Loan Parties, and copies of all annual, regular, periodic and special reports and registration statements which any Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or with any national securities exchange;

(e)                                  the financial and collateral reports described on Schedule 6.02 hereto, at the times set forth in such Schedule;

(f)                                    promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Material Indebtedness of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender pursuant to Section 6.01 or any other clause of this Section 6.02;

(g)                                 as soon as available, but in any event within thirty (30)  days after the end of each Fiscal Year of the Loan Parties, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Lender may reasonably specify;

(h)                                 promptly after the Lender’s request therefor, copies of all Material Contracts and documents evidencing Material Indebtedness;

(i)                                     promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from any Governmental Authority (including, without limitation, the SEC (or comparable agency in any applicable non-U.S. jurisdiction)) concerning any proceeding with, or investigation or possible investigation or other inquiry by such Governmental Authority regarding financial or other operational results of any Loan Party or any Subsidiary thereof or any other matter which, if adversely determined, could reasonably expected to have a Material Adverse Effect; and

(j)                                     promptly, such additional information regarding the business affairs, financial condition or operations of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a), (b), Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 9.02 hereto; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which the Lender has access (whether a commercial, third-party website or whether sponsored by the Lender); provided that the Borrower shall notify the Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Lender by electronic mail electronic versions (i.e., soft copies) of such documents.  The Lender shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery.

6.03                        Notices. Promptly notify the Lender:

(a)                                  of the occurrence of any Default or Event of Default;

(b)                                 of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect,

(c)                                  of any breach or non-performance of, or any default under, a Material Contract or with respect to Material Indebtedness of any Loan Party or any Subsidiary thereof;

(d)                                 of any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority; or the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws;

(e)                                  of the occurrence of any ERISA Event;

(f)                                    of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;

(g)                                 of any change in any Loan Party’s senior executive officers;

(h)                                 of the discharge by any Loan Party of its present Registered Public Accounting Firm or any withdrawal or resignation by such Registered Public Accounting Firm;

(i)                                     of any collective bargaining agreement or other labor contract to which a Loan Party becomes a party, or the application for the certification of a collective bargaining agent;

(j)                                     of the filing of any Lien for unpaid Taxes against any Loan Party;

(k)                                  of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding or if any material portion of the Collateral is damaged or destroyed;

(l)                                     of any transaction of the nature prohibited or restricted in Article VII hereof, occurring after the Closing Date, and

(m)                               of any failure by any Loan Party to pay rent at (i) any of the Loan Parties’ distribution centers or warehouses or (ii) any of such Loan Party’s locations if such failure continues for more than ten (10) days following the day on which such rent first came due and such failure would be reasonably likely to result in a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

6.04                        Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, (b) all lawful claims (including, without limitation, claims of landlords, warehousemen, customs brokers, freight forwarders, consolidators, and carriers) which, if unpaid, would by Law become a Lien upon its property, and (c) all Material Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in each case, where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, (d) no Lien has been filed with respect thereto and (e) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. Nothing contained herein shall be deemed to limit the rights of the Lender with respect to determining Reserves pursuant to this Agreement.

6.05                        Preservation of Existence, Etc.  (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its Intellectual Property, except to the extent such Intellectual Property is no longer used or useful in the conduct of the business of the Loan Parties.

6.06                        Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07                        Maintenance of Insurance.  (a) Maintain with financially sound and reputable insurance companies reasonably acceptable to the Lender not Affiliates of the Loan Parties, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations or as is required by Law, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and as are reasonably acceptable to the Lender.

(b)                                 Maintain for themselves and their Subsidiaries, a Directors and Officers insurance policy, and a “Blanket Crime” policy including employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property, and computer fraud coverage with responsible companies in such amounts as are customarily carried by business entities engaged in similar businesses similarly situated, and upon request by the Lender furnish the Lender certificates evidencing renewal of each such policy.

(c)                                  Cause fire and extended coverage policies maintained with respect to any Collateral to be endorsed or otherwise amended to include (i) lenders’ loss payable clause (regarding personal property), in form and substance satisfactory to the Lender, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Lender, (ii) a provision to the effect that none of the Loan Parties, Credit Parties or any other Person shall be a co-insurer and (iii) such other provisions as the Lender may reasonably require from time to time to protect the interests of the Credit Parties.

(d)                                 Cause commercial general liability policies to be endorsed to name the Lender as an additional insured.

(e)                                  Cause business interruption policies to name the Lender as a loss payee and to be endorsed or amended to include (i) a provision that, from and after the Closing Date, the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Lender, (ii) a provision to the effect that none of the Loan Parties, the Lender or any other party shall be a co-insurer and (iii) such other provisions as the Lender may reasonably require from time to time to protect the interests of the Credit Parties.

(f)                                    Cause each such policy referred to in this Section 6.07 to also provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than ten (10) days’ prior written notice thereof by the insurer to the Lender (giving the Lender the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Lender.

(g)                                 Deliver to the Lender, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Lender, including an insurance binder) together with evidence satisfactory to the Lender of payment of the premium therefor.

(h)                                 Permit any representatives that are designated by the Lender to inspect the insurance policies maintained by or on behalf of the Loan Parties and to inspect books and records related thereto and any properties covered thereby.

Notwithstanding the foregoing, unless a Cash Dominion Event has occurred and is continuing the Lender shall remit to the Borrower any casualty insurance proceeds it receives pursuant to Section 6.07(c) and (e).  None of the Credit Parties, or their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.07.  Each Loan Party shall look solely to its insurance companies or any other parties other than the Credit Parties for the recovery of such loss or damage and such insurance companies shall have no rights of subrogation against any Credit Party or its agents or employees.  If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Loan Parties hereby agree, to the extent permitted by law, to waive their right of recovery, if any, against the Credit Parties and their agents and employees.  The designation of any form, type or amount of insurance coverage by any Credit Party under this Section 6.07 shall in no event be deemed a representation, warranty or advice by such Credit Party that such insurance is adequate for the purposes of the business of the Loan Parties or the protection of their properties.

6.08                        Compliance with Laws.  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been set aside and maintained by the Loan Parties in accordance with GAAP; (b) such contest effectively suspends enforcement of the contested Laws, and (c) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09                        Books and Records; Accountants.

(a)                                  Maintain (i) proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties or such Subsidiary, as the case may be; and (ii) such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Loan Parties or such Subsidiary, as the case may be.

(b)                                 At all times retain a Registered Public Accounting Firm which is reasonably satisfactory to the Lender and instruct such Registered Public Accounting Firm to cooperate with, and be available to, the Lender or its representatives to discuss the Loan Parties’ financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such Registered Public Accounting Firm, as may be raised by the Lender.

6.10                        Inspection Rights.

(a)                                  Permit representatives and independent contractors of the Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and Registered Public Accounting Firm, all at the expense of the Loan Parties and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when a Default or an Event of Default exists the Lender (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice.

(b)                                 Upon the request of the Lender after reasonable prior notice, permit the Lender or professionals (including investment bankers, consultants, accountants, and lawyers) retained by the Lender to conduct commercial finance examinations and other evaluations, including, without limitation, of (i) the Borrower’s practices in the computation of the Borrowing Base (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves, and (iii) the Loan Parties’ business plan, forecasts and cash flows.    The Loan Parties acknowledge that the Lender may, in its discretion, undertake up to one (1) commercial finance examination in each twelve (12) month period at the Loan Parties’ expense; provided that in the event that the Availability is less than fifty percent (50%) of the Loan Cap but greater than or equal to twenty percent (20%) of the Loan Cap at any time during a Fiscal Year (“First Trigger Event”), then the Lender may, in its discretion, undertake up to two (2) commercial finance examinations in the twelve (12) month period following the First Trigger Event at the Loan Parties’ expense; provided further that in the event that the Availability is less than twenty percent (20%) of the Loan Cap at any time during a Fiscal Year (“Second Trigger Event”), then the Lender may, in its discretion, undertake up to three (3) commercial finance examinations in the twelve (12) month period following the Second Trigger Event at the Loan Parties’ expense.   Notwithstanding the foregoing, the Lender may cause additional commercial finance examinations to be undertaken (i) as it in its discretion deems necessary or appropriate, at its own expense or, (ii) if required by Law or if a Default or Event of Default shall have occurred and be continuing, at the expense of the Loan Parties.

(c)                                  If the L/C Obligations exceed $5,000,000 or there are outstanding Committed Borrowings or other amounts payable by the Borrower or any Loan Parties on account of any Loans made to the Borrower, upon the request of the Lender after reasonable prior notice, permit the Lender or professionals (including appraisers) retained by the Lender to conduct appraisals of the Collateral, including, without limitation, the assets included in the Borrowing Base.  The Loan Parties acknowledge that if such appraisals may be undertaken pursuant to the preceding sentence, the Lender may, in its discretion, undertake up to one (1) inventory appraisal in each twelve (12) month period at the Loan Parties’ expense; provided that if the First Trigger Event occurs at any time during a Fiscal Year, then the Lender may, in its discretion, undertake up to two (2) inventory appraisals in the twelve (12) month period following the First Trigger Event at the Loan Parties’ expense; provided further that if the Second Trigger Event occurs at any time during a Fiscal Year, then the Lender may, in its discretion, undertake up to three (3) inventory appraisals in the twelve (12) month period following the Second Trigger Event at the Loan Parties’ expense.  Notwithstanding the foregoing, the Lender may cause additional appraisals to be undertaken (i) as it in its discretion deems necessary or appropriate, at its own expense or, (ii) if required by Law or if a Default or Event of Default shall have occurred and be continuing, at the expense of the Loan Parties.

6.11                        Additional Loan Parties.  Notify the Lender at the time that any Person becomes a Subsidiary, and promptly thereafter (and in any event within fifteen (15) days), cause any such Person (a) to become a Loan Party by executing and delivering to the Lender a Joinder to this Agreement or a Joinder to the Facility Guaranty or such other documents as the Lender shall deem appropriate for such purpose, and (b) grant a Lien to the Lender on such Person’s assets of the same type that constitute Collateral to secure the Obligations, and (iii) deliver to the Lender documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (a) and (b)).  In no event shall compliance with this Section 6.11 waive or be deemed a waiver or consent to any transaction giving rise to the need to comply with this Section 6.11 if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute, with respect to any Subsidiary, an approval of such Person as the Borrower or permit the inclusion of any acquired assets in the computation of the Borrowing Base.

6.12                        Cash Management.

(a)                                  On or prior to the Closing Date:

(i)                                     deliver to the Lender copies of notifications (each, a “Credit Card Notification”) reasonably satisfactory in form and substance to the Lender which have been executed on behalf of such Loan Party and delivered to such Loan Party’s credit card clearinghouses and processors listed on Schedule 5.21(b) to the Disclosure Schedule; and

(ii)                                  enter into a Blocked Account Agreement satisfactory in form and substance to the Lender with each Blocked Account Bank (collectively, the “Blocked Accounts”).

(b)                                 Prior to the occurrence of a Cash Dominion Event, ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to a Blocked Account all amounts on deposit in each DDA (net of any minimum balance, not to exceed $2,500, as may be required to be kept in the subject DDA by the depository institution at which such DDA is maintained) and all payments due from credit card processors and credit card issuers.

(c)                                  After the occurrence and during the continuance of a Cash Dominion Event, (i) ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to a Blocked Account all amounts on deposit in each DDA (net of any minimum balance, not to exceed $2,500, as may be required to be kept in the subject DDA by the depository institution at which such DDA is maintained) and all payments due from credit card processors and credit card issuers and (ii) cause the ACH or wire transfer to the collection account maintained by the Lender at Bank of America (the “Collection Account”), no less frequently than daily (and whether or not there are then any outstanding Obligations), all cash receipts and collections received by each Loan Party from all sources, including, without limitation, the following:

(i)                                     all available cash receipts from the sale of Inventory (including without limitation, proceeds of credit card charges) and other assets (whether or not constituting Collateral);

(ii)                                  all cash received or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, indemnity payments and any purchase price adjustments;

(iii)                               all proceeds of collections of Accounts;

(iv)                              all Net Proceeds, and all other cash payments received by a Loan Party from any Person or from any source or on account of any Disposition or other transaction or event, including, without limitation, any Prepayment Event;

(v)                                 the then contents of each DDA (net of any minimum balance, not to exceed $2,500, as may be required to be kept in the subject DDA by the depository institution at which such DDA is maintained); and

(vi)                              the then entire ledger balance of each Blocked Account (net of any minimum balance, not to exceed $2,500, as may be required to be kept in the subject Blocked Account by the Blocked Account Bank).

(d)                                 The Collection Account shall at all times during the continuance of a Cash Dominion Event be under the sole dominion and control of the Lender.  The Loan Parties hereby acknowledge and agree that (i) during the continuance of a Cash Dominion Event, the Loan Parties have no right of withdrawal from the Collection Account, (ii) the funds on deposit in the Collection Account shall at all times be collateral security for all of the Obligations and (iii) during the continuance of a Cash Dominion Event, the funds on deposit in the Collection Account shall be applied to the Obligations as provided in this Agreement.  In the event that, notwithstanding the provisions of this Section 6.12, any Loan Party receives or otherwise has dominion and control of any such cash receipts or collections, such receipts and collections shall be held in trust by such Loan Party for the Lender, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall, not later than the Business Day after receipt thereof, be deposited into the Collection Account or dealt with in such other fashion as such Loan Party may be instructed by the Lender.

(e)                                  Upon the request of the Lender, cause bank statements and/or other reports to be delivered to the Lender not less often than monthly, accurately setting forth all amounts deposited in each Blocked Account to ensure the proper transfer of funds as set forth above.

6.13                        Information Regarding the Collateral.

(a)                                  Furnish to the Lender at least thirty (30) days prior written notice of any change in: (i) any Loan Party’s name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties; (ii) the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility); (iii) any Loan Party’s organizational structure or jurisdiction of incorporation or formation; or (iv) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization.  The Loan Parties shall not effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Lender to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral for its own benefit and the benefit of the other Credit Parties.

(b)                                 Should any of the information on any of the Schedules to the Disclosure Schedule become inaccurate or misleading in any material respect as a result of changes after the Closing Date, advise the Lender in writing (as provided in the following sentence) of such revisions or updates as may be necessary or appropriate to update or correct the same.  Quarterly, concurrently with the delivery of the Compliance Certificate or as may be reasonably requested by the Lender, the Borrower shall supplement each Schedule to the Disclosure Schedule, or any representation herein or in any other Loan Document, with respect to any matter arising after the Closing Date that, if existing or occurring on the Closing Date, would have been required to be set forth or described in such Schedule or as an exception to such representation or that is necessary to correct any information in such Schedule or representation which has been rendered materially inaccurate thereby (and, in the case of any supplements to any Schedule, such Schedule shall be appropriately marked to show the changes made therein).  Notwithstanding the foregoing, no supplement or revision to any

Schedule or representation shall be deemed the Credit Parties’ consent to the matters reflected in such updated Schedules or revised representations nor permit the Loan Parties to undertake any actions otherwise prohibited hereunder or fail to undertake any action required hereunder from the restrictions and requirements in existence prior to the delivery of such updated Schedules or such revision of a representation; nor shall any such supplement or revision to any Schedule or representation be deemed the Credit Parties’ waiver of any Default or Event of Default resulting from the matters disclosed therein.

6.14                        Physical Inventories.

(a)                                  Cause not less than one (1) physical inventory to be undertaken at each Store, at the expense of the Loan Parties, in each Fiscal Year and periodic cycle counts at each distribution center, in each case consistent with past practices, conducted by such inventory takers as are satisfactory to the Lender and following such methodology as is consistent with the methodology used in the immediately preceding inventory or as otherwise may be satisfactory to the Lender. The Lender, at the expense of the Loan Parties, may participate in and/or observe each scheduled physical count of Inventory which is undertaken on behalf of any Loan Party.   The Borrower, upon the request of the Lender, shall provide the Lender with a reconciliation of the results of such inventory (as well as of any other physical inventory or cycle counts undertaken by a Loan Party) and shall post such results to the Loan Parties’ stock ledgers and general ledgers, as applicable.

(b)                                 Permit the Lender, in its discretion, if any Default or Event of Default exists, to cause additional such inventories to be taken as the Lender determines (each, at the expense of the Loan Parties).

6.15                        Environmental Laws.

(a)                                  Conduct its operations and keep and maintain its Real Estate in material compliance with all Environmental Laws; (b) obtain and renew all environmental permits necessary for its operations and properties; and (c) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or release of any Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, provided, however, that neither a Loan Party nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves have been set aside and are being maintained by the Loan Parties with respect to such circumstances in accordance with GAAP.

6.16                        Further Assurances.

Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any Law, or which the Lender may request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Lender, from time to time upon request, evidence satisfactory to the Lender as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

6.17                        Compliance with Terms of Leaseholds.

Except as otherwise expressly permitted hereunder, (a) make all payments and otherwise perform all obligations in respect of all Leases to which any Loan Party or any of its Subsidiaries is a party, keep such Leases in full force and effect (b) not allow such Leases to lapse or be terminated or any rights to renew such Leases to be forfeited or cancelled except in the ordinary course of business, consistent with past practices, (c) notify the Lender of any default by any party with respect to such Leases and cooperate with the Lender in all respects to cure any such default, and (d) cause each of its Subsidiaries to do the foregoing.  Notwithstanding the foregoing, the Loan Parties shall be permitted to allow Leases to lapse or be terminated to the extent such Leases are no longer used or useful in the conduct of the business of the Loan Parties in the ordinary course of business, consistent with past practices, and nothing herein shall preclude the Loan Parties from contesting in good faith any dispute with the lessor with respect to any Lease.

6.18                        Material Contracts. (a) Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, (b) maintain each such Material Contract in full force and effect except to the extent such Material Contract is no longer used or useful in the conduct of the business of the Loan Parties in the ordinary course of business, consistent with past practices, (c) enforce each such Material Contract in accordance with its terms, and  (d) cause each of its Subsidiaries to do the foregoing.

ARTICLE VII
NEGATIVE COVENANTS

So long as the Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification claims for which a claim has not been asserted), or any Letter of Credit shall remain outstanding, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

7.01                        Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired or sign or file or suffer to exist under the UCC or any similar Law or statute of any jurisdiction a financing statement that names any Loan Party or any Subsidiary thereof as debtor; sign or suffer to exist any security agreement authorizing any Person thereunder to file such financing statement; sell any of its property or assets subject to an understanding or agreement (contingent or otherwise) to repurchase such property or assets with recourse to it or any of its Subsidiaries; or assign or otherwise transfer any accounts or other rights to receive income, other than, as to all of the above, Permitted Encumbrances.

7.02                        Investments. Make any Investments, except Permitted Investments.

7.03                        Indebtedness; Disqualified Stock; Equity Issuances.

(a)                                  Create, incur, assume, guarantee, suffer to exist or otherwise become or remain liable with respect to, any Indebtedness, except Permitted Indebtedness; (b) issue Disqualified Stock, or (c) issue and sell any other Equity Interests unless (i) such Equity Interests shall be issued solely by the Borrower and not by a Subsidiary of a Loan Party, (ii) such Equity Interests shall not be subject to redemption other than redemption at the option of the Loan Party issuing such Equity Interests and in accordance with the limitations contained in this Agreement, and (iii) all Restricted Payments in respect of such Equity Interests are subordinated to the Obligations.

7.04                        Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, (or agree to do any of the foregoing), except that, so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:

(a)                                  any Subsidiary which is not a Loan Party may merge with (i) a Loan Party, provided that the Loan Party shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries which are not Loan Parties, provided that when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person;

(b)                                 any Subsidiary which is a Loan Party may merge into any Subsidiary which is a Loan Party or into the Borrower, provided that in any merger involving the Borrower, the Borrower shall be the continuing or surviving Person; and

(c)                                  in connection with a Permitted Acquisition, a Loan Party may merge with or into or consolidate with any other Person or permit any other Person to merge with or into or consolidate with it; provided that (i) the Person surviving such merger shall be a wholly-owned Subsidiary of a Loan Party and such Person shall become a Loan Party in accordance with the provisions of Section 6.11 hereof, and (ii) in the case of any such merger to which any Loan Party is a party, such Loan Party is the surviving Person.

7.05                        Dispositions. Make any Disposition, except Permitted Dispositions.

7.06                        Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)                                  each Subsidiary of a Loan Party may make Restricted Payments to any Loan Party;

(b)                                 the Loan Parties and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c)                                  the Borrower may declare or pay in cash a Restricted Payment if (a) such Restricted Payment is in an amount not exceeding, and is paid solely from, Unrestricted Cash, (b) no Default or Event of Default shall have occurred and be continuing prior to, or immediately after giving effect, to such Restricted Payment, or would result therefrom, and (c) and there have been no Loans outstanding for the thirty (30) days prior, nor after giving pro forma effect to such Restricted Payment, nor are there projected to be any Loans outstanding for the thirty (30) days subsequent to, the making of such Restricted Payment;

(d)                             if the RP Conditions are satisfied, then each Loan Party may make other Restricted Payments (i.e. Restricted Payments that do not satisfy clauses(a), (b) or (c) above); provided that Loan Parties may make other Restricted Payments without satisfaction of the RP Conditions if (a) after giving pro forma effect to such Restricted Payment, projected Availability is greater than or equal to fifty percent (50%) of the Loan Cap as of the date of such Restricted Payment and as of the end of each Fiscal Month during the subsequent projected twelve (12) Fiscal Months (and prior to making any such Restricted Payment, the Loan Parties shall deliver to the Lender evidence of satisfaction of the conditions contained in this proviso on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to the Lender), and (b) no Default or Event of Default shall have occurred and be continuing prior to, or immediately after giving effect, to such Restricted Payment, or would result therefrom.

7.07                        Prepayments of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness, or make any payment in violation of any subordination terms of any Subordinated Indebtedness, except (a) as long as no Default or Event of Default then exists, regularly scheduled or mandatory repayments, repurchases, redemptions or defeasances of (i) Permitted Indebtedness (other than Subordinated Indebtedness) and (ii) Subordinated Indebtedness in accordance with the subordination terms thereof, (b) voluntary prepayments, repurchases, redemptions or defeasances of (i) Permitted Indebtedness (but excluding on account of any Subordinated Indebtedness) as long as the Payment Conditions are satisfied and (ii) Subordinated Indebtedness in accordance with the subordination terms thereof and as long as the Payment Conditions are satisfied, and (c) Permitted Refinancings of any such Indebtedness.  Nothing herein shall preclude the Borrower from prepaying or otherwise satisfying the Obligations hereunder pursuant to Section 2.04 hereof, or from terminating or reducing Commitments hereunder pursuant to Section 2.05 hereof.

7.08                        Change in Nature of Business.

Engage in any line of business substantially different from the Business conducted by the Loan Parties and their Subsidiaries on the Closing Date or any business substantially related or incidental thereto.

7.09                        Transactions with Affiliates. Enter into, renew, extend or be a party to any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Loan Parties or such Subsidiary as would be obtainable by the Loan Parties or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to (a) a transaction between or among the Loan Parties, (b) transactions described on Schedule 7.09 to the Disclosure Schedule, (c) advances for commissions, travel and other similar purposes in the ordinary course of business to directors, officers and employees, (d) the payment of reasonable fees and out-of-pocket costs to directors, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrower or any of its Subsidiaries, and (e) as long as no Change of Control results therefrom, any issuances of securities of the Borrower (other than Disqualified Stock and other Equity Interests not permitted hereunder) or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans (in each case in respect of Equity Interests in the Borrower) of the Borrower or any of its Subsidiaries.

7.10                        Burdensome Agreements.  Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments or other distributions to any Loan Party or to otherwise transfer property to or invest in a Loan Party, (ii) of any Subsidiary to Guarantee the Obligations, (iii) of any Subsidiary to make or repay loans to a Loan Party, or (iv) of the Loan Parties or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Lender; provided, however, that this clause (iv) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under clauses (c) or (d) of the definition of Permitted Indebtedness solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.11                        Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose, or (b) for any purposes other than (i) the acquisition of working capital assets in the ordinary course of business, (ii) to finance Capital Expenditures of the Loan Parties, and (iii) for general corporate purposes, in each case to the extent expressly permitted under Law and the Loan Documents.

7.12                        Amendment of Material Documents.

Amend, modify or waive any of a Loan Party’s rights under (a) its Organization Documents in a manner materially adverse to the Credit Parties, or (b) any Material Contract or Material Indebtedness (other than on account of any Permitted Refinancing thereof), in the case of either (a) or (b) above, to the extent that such amendment, modification or waiver would result in a Default or Event of Default under any of the Loan Documents, would be materially adverse to the Credit Parties, or otherwise would be reasonably likely to have a Material Adverse Effect.

7.13                        Fiscal Year.

Change the Fiscal Year of any Loan Party, or the accounting policies or reporting practices of the Loan Parties, except as required by GAAP.

7.14                        Deposit Accounts; Credit Card Processors.

Open new DDAs unless the Loan Parties shall have delivered to the Lender appropriate Blocked Account Agreements consistent with the provisions of Section 6.12 and otherwise satisfactory to the Lender.  No Loan Party shall maintain any bank accounts or enter into any agreements with credit card processors or credit card issuers other than the ones expressly contemplated herein or in Section 6.12 hereof.

7.15                        Financial Covenants.

Consolidated Fixed Charge Coverage Ratio.  During the continuance of a Covenant Compliance Event, permit the Consolidated Fixed Charge Coverage Ratio, calculated for the Measurement Period ending immediately prior to the Fiscal Month in which the Covenant Compliance Event occurs and for each Fiscal Month ending thereafter until the Covenant Compliance Event is no longer continuing, to be less than 1:00 to 1:00.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01                        Events of Default. Any of the following shall constitute an Event of Default:

(a)                                  Non-Payment.  The Borrower or any other Loan Party fails to pay when and as required to be paid herein, (i) any amount of principal of, or interest on, any Loan or any L/C Obligation, or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) any fee due hereunder, or (iii) any other amount payable hereunder or under any other Loan Document; or

(b)                                 Specific Covenants.  (i) Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Sections 6.01, 6.02, 6.03(a) and (m), 6.05, 6.07, 6.10, 6.12(a), (c), (d), (e), or 6.13 or Article VII; (ii) any Loan Party fails to perform or observe any term, covenant or agreement contained in Section 6.03(b) through (l) and such failure continues for five (5) days or such later date as the Lender may agree; (iii) any Loan Party fails to perform or observe any term, covenant or agreement contained in Section 6.12 (b) and such failure continues for three (3) Business Days, or (iv) any Loan Party fails to perform or observe any term, covenant or agreement contained in Section 6.11 and such failure continues for fifteen (15) days or such later date as the Lender may agree; or

(c)                                  Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days; or

(d)                                 Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith (including, without limitation, any Borrowing Base Certificate) shall be incorrect or misleading in any material respect when made or deemed made; or

(e)                                  Cross-Default.  (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness, or (B) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness or the beneficiary or beneficiaries of any Guarantee thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Loan Party or such Subsidiary as a result thereof is greater than $5,000,000; or

(f)                                    Insolvency Proceedings, Etc.  Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or a proceeding shall be commenced or a petition filed, without the application or consent of such Person, seeking or requesting the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer and such officer is appointed and the appointment continues undischarged, undismissed or unstayed for forty-five (45) calendar days or an order or decree approving or ordering any of the foregoing shall be entered; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for forty-five (45) calendar days, or an order for relief is entered in any such proceeding; or

(g)                                 Inability to Pay Debts; Attachment.  (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due in the ordinary course of business, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person; or

(h)                                 Judgments.  There is entered against any Loan Party or any Subsidiary thereof (i) one or more judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $5,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

(i)                                     ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000 or which would reasonably likely result in a Material Adverse Effect, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000 or which would reasonably likely result in a Material Adverse Effect; or

(j)                                     Invalidity of Loan Documents.  (i)  Any provision of any Loan Document, at any time after its execution and delivery and for any reason, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document or seeks to avoid, limit or otherwise adversely affect any Lien purported to be created under any Security Document; or (ii) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or any other Person not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document; or

(k)                                  Change of Control.  There occurs any Change of Control; or

(l)                                     Cessation of Business.  Except as otherwise expressly permitted hereunder, the Loan Parties, taken as a whole, shall take any action to suspend the operation of their business in the ordinary course, liquidate all or a material portion of their assets or Store locations, or employ an agent or other third party to conduct a program of closings, liquidations or “Going-Out-Of-Business” sales of any material portion of their business; or

(m)                               Loss of Collateral.  There occurs any uninsured loss to any material portion of the Collateral; or

(n)                                 Breach of Contractual Obligation.  Any Loan Party or any Subsidiary thereof fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Contract or fails to observe or perform any other agreement or condition relating to any such Material Contract or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the counterparty to such Material Contract to terminate such Material Contract; or

(o)                                 Indictment.  (i) Any Loan Party is (A) criminally indicted or convicted of a felony for fraud or dishonesty in connection with the Loan Parties’ business, or (B) charged by a Governmental Authority under any law that would reasonably be expected to lead to forfeiture of any material portion of Collateral, or (ii) the chief financial officer or chief executive officer of the Borrower is criminally indicted or convicted of a felony for fraud or dishonesty in connection with the Loan Parties’ business, unless such Person promptly resigns or is removed or replaced;

(p)                                 Guaranty.  The termination or attempted termination of any Facility Guaranty except as expressly permitted hereunder or under any other Loan Document;

(q)                                 Subordination.  (i)  The subordination provisions of the documents evidencing or governing any Subordinated Indebtedness (the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness; or (ii) the Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Credit Parties, or (C) that all payments of principal of or premium and interest on the applicable Subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions.

8.02                        Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Lender may take any or all of the following actions:

(a)                                  declare the Commitment of the Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitment and obligations shall be terminated;

(b)                                 declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other Obligations to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;

(c)                                  require that the Loan Parties Cash Collateralize the L/C Obligations; and

(d)                                 whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, proceed to protect, enforce and exercise all rights and remedies of the Credit Parties under this Agreement, any of the other Loan Documents or Law, including, but not limited to, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if the Obligations shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Credit Parties;

provided, however, that upon the occurrence of any Default or Event of Default with respect to any Loan Party or any Subsidiary thereof under Section 8.01(f), the obligation of the Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Loan Parties to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Lender.

No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of Law.

8.03                        Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C

Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Lender in the following order:

First, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Credit Parties and amounts payable under Article III) payable to the Lender;

Second, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Committed Loans, L/C Borrowings and other Obligations, and fees (including Letter of Credit Fees), ratably among the Lender and the L/C Issuer in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting unpaid principal of the Committed Loans and L/C Borrowings and Swap Contracts, ratably among the Lender and the L/C Issuer in proportion to the respective amounts described in this clause Third held by them;

Fourth, to the Lender for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Fifth, to payment of all other Obligations (including without limitation the cash collateralization of unliquidated indemnification obligations as provided in Section 9.04, but excluding any Other Liabilities), ratably among the Credit Parties in proportion to the respective amounts described in this clause Fifth held by them;

Sixth, to payment of that portion of the Obligations arising from Cash Management Services, ratably among the Credit Parties in proportion to the respective amounts described in this clause Sixth held by them;

Seventh, to payment of that portion of the Obligations arising from Bank Products, ratably among the Credit Parties in proportion to the respective amounts described in this clause Seventh held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX

MISCELLANEOUS

9.01                        Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Lender and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, that no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lender, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Products or Cash Management Services shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as the Lender, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or any Loan Party.

9.02                        Notices; Effectiveness; Electronic Communications.

(a)                                  Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, if to the Loan Parties, the Lender, the L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 9.02 hereto.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business

Day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)                                 Electronic Communications.  Notices and other communications to the Lender and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Lender, provided that the foregoing shall not apply to notices to the L/C Issuer pursuant to Article II if the L/C Issuer has notified the Lender that it is incapable of receiving notices under such Article by electronic communication.  The Lender or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)                                  Change of Address, Etc.  Each of the Loan Parties, the Lender and the L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.

(d)                                 Reliance by Lender and L/C Issuer.  The Lender and the L/C Issuer shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Loan Parties even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Loan Parties shall indemnify the Lender, the L/C Issuer, and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Loan Parties.  All telephonic notices to and other telephonic communications with the Lender may be recorded by the Lender, and each of the parties hereto hereby consents to such recording.

9.03                        No Waiver; Cumulative Remedies.  No failure by any Credit Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges provided herein and in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Credit Party may have had notice or knowledge of such Default or Event of Default at the time.

9.04                        Expenses; Indemnity; Damage Waiver.

(a)                                  Costs and Expenses.  The Borrower shall pay all Credit Party Expenses.

(b)                                 Indemnification by the Loan Parties.  The Loan Parties shall indemnify the Lender (and any sub-agent thereof), each other Credit Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless (on an after tax basis) from, any and all losses, claims, causes of action, damages, liabilities, settlement payments, costs, and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, any bank advising or confirming a Letter of Credit and any other Person seeking to enforce the rights of the Borrower, beneficiary, transferee, or assignee or Letter of Credit proceeds or the holder of an instrument or document related to any Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) any claims of, or amounts paid by any Credit Party to, a Blocked Account Bank or other Person which has entered into a control agreement with any Credit Party hereunder, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Loan Parties’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)                                  Waiver of Consequential Damages, Etc.  To the fullest extent permitted by Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(d)                                 Payments.  All amounts due under this Section shall be payable on demand therefor.

(e)                                  Survival.  The agreements in this Section shall survive the resignation of the Lender and the L/C Issuer, the assignment of any Commitment or Loan by the Lender, the replacement of the Lender, the termination of the Commitment and the repayment, satisfaction or discharge of all the other Obligations.

9.05                        Payments Set Aside.  To the extent that any payment by or on behalf of the Loan Parties is made to any Credit Party, or any Credit Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Credit Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) the L/C Issuer agrees to pay to the Lender upon demand (without duplication) of any amount so recovered from or repaid by the Lender, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

9.06                        Successors and Assigns.

(a)                                  Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of subsection Section 9.06(c), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (c) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Credit Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lender.  The parties to any assignment by the Lender hereunder shall execute and deliver to the Lender an Assignment and Assumption.  From and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, the Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 9.04 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by the Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by the Lender of a participation in such rights and obligations in accordance with Section 9.06(c).

(c)                                  Participations.  The Lender may at any time, without the consent of, or notice to, the Loan Parties, sell participations to any Person (other than a natural person or the Loan Parties or any of the Loan Parties’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of the Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including the Lender’s participations in L/C Obligations) owing to it); provided that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties and the L/C Issuer shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement.  Any Participant shall agree in writing to comply with all confidentiality obligations set forth in Section 9.07 as if such Participant was the Lender hereunder.

Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that the Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that affects such Participant disproportionately to the Lender.  Subject to subsection (d) of this Section, the Loan Parties agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were the Lender and had acquired its interest by assignment pursuant to Section 9.06(b).

(d)                                 Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(e)                                  Certain Pledges.  The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

(f)                                    Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

9.07                        Treatment of Certain Information; Confidentiality.  Each of the Credit Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, Approved Funds, and to its and its Affiliates’ and Approved Funds’ respective partners, directors, officers, employees, agents, funding sources, attorneys, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Contract relating to any Loan Party and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Credit Party or any of their respective Affiliates on a non-confidential basis from a source other than the Loan Parties.

For purposes of this Section, “Information” means all information received from the Loan Parties or any Subsidiary thereof relating to the Loan Parties or any Subsidiary thereof or their respective businesses, other than any such information that is available to any Credit Party on a non-confidential basis prior to disclosure by the Loan Parties or any Subsidiary thereof, provided that, in the case of information received from any Loan Party or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Credit Parties acknowledges that (a) the Information may include material non-public information concerning the Loan Parties or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with Law, including federal and state securities Laws.

9.08                        Right of Setoff.  If an Event of Default shall have occurred and be continuing or if the Lender shall have been served with a trustee process or similar attachment relating to property of a Loan Party, the Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other property at any time held and other obligations (in whatever currency) at any time owing by the Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the Obligations now or hereafter existing under this Agreement or any other Loan Document to the Lender or the L/C Issuer, regardless of the adequacy of the Collateral, and irrespective of whether or not the Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of the Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of the Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lender, the L/C Issuer or their respective Affiliates may have.  The Lender and the L/C Issuer agrees to notify the Borrower promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

9.09                        Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Law (the “Maximum Rate”).  If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

9.10                        Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

9.11                        Survival.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Credit Parties, regardless of any investigation made by any Credit Party or on their behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.  Further, the provisions of Sections 3.01, 3.04, 3.05 and 9.04 shall survive and remain in full force and effect regardless of the repayment of the Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.  In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Lender may require such indemnities and collateral security as they shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, (y) any obligations that may thereafter arise with respect to the Other Liabilities, and (z) any Obligations that may thereafter arise under Section 9.04 hereof.

9.12                        Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.13                        Governing Law; Jurisdiction; Etc.

(a)                                  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)                                 SUBMISSION TO JURISDICTION.  EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE LOAN PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH OF THE LOAN PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                                  WAIVER OF VENUE.  EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE LOAN PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.02.  NOTHING IN

THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(e)                                  ACTIONS COMMENCED BY LOAN PARTIES. EACH LOAN PARTY AGREES THAT ANY ACTION COMMENCED BY ANY LOAN PARTY ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.

9.14                        Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.15                        No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Credit Parties, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each Credit Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Credit Parties has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Credit Parties has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Credit Parties has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Credit Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Credit Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Credit Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each of the Credit Parties with respect to any breach or alleged breach of agency or fiduciary duty.

9.16                        USA PATRIOT Act Notice. The Lender that is subject to the Act (as hereinafter defined) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow the Lender, as applicable, to identify each Loan Party in accordance with the Act. Each Loan Party is in compliance, in all material respects, with the Patriot Act.  No part of the proceeds of the Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

9.17                        Foreign Asset Control Regulations. Neither of the advance of the Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)).  Furthermore, none of the Borrower or its Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the

Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.

9.18                        Time of the Essence.  Time is of the essence of the Loan Documents.

9.19                        Press Releases.

(a)                                  Each Loan Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of the Lender or its Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days’ prior notice to the Lender and without the prior written consent of the Lender unless (and only to the extent that) such Loan Party or Affiliate is required to do so under Law and then, in any event, such Loan Party or Affiliate will consult with the Lender before issuing such press release or other public disclosure.

(b)                                 Each Loan Party consents to the publication by the Lender of advertising material relating to the financing transactions contemplated by this Agreement using any Loan Party’s name, product photographs, logo or trademark.  The Lender shall provide a draft reasonably in advance of any advertising material to the Borrower for review and comment prior to the publication thereof.  The Lender reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

9.20                        Additional Waivers.

(a)                                  The Obligations are the joint and several obligation of each Loan Party. To the fullest extent permitted by Law, the obligations of each Loan Party shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement or any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Lender or any other Credit Party.

(b)                                 The obligations of each Loan Party shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations after the termination of the Commitments), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise.

Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of the Lender or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations after the termination of the Commitments).

(c)                                  To the fullest extent permitted by Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations and the termination of the Commitments. The Lender and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash and the Commitments have been terminated.  Each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

(d)                                 Each Loan Party is obligated to repay the Obligations as joint and several obligors under this Agreement.  Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations and the termination of the Commitments. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior indefeasible payment in full of the Obligations and no Loan Party will demand, sue for or otherwise attempt to collect any such indebtedness.  If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Lender to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents.  Subject to the foregoing, to the extent that the Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrower in an amount, for each of such other Borrower, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrower.  As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against the Borrower hereunder without (a) rendering such Borrower “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

9.21                        No Strict Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

9.22                        Attachments.

The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

BORROWER

CITI TRENDS, INC.

By:

Name:

Title:

1

GUARANTORS

CITI TRENDS MARKETING SOLUTIONS, INC.

By:

Name:

Title:

2

SCHEDULE 6.02

See attached

3

Schedule 6.02

Citi Trends, Inc. Reporting Requirements	Included

A. Due on 15th day of each Fiscal Quarter (1)
1. Borrowing Base Certificate

Borrowing Base backup to be received with the BBC:
- Summary source document of inventory by category
- Summary source document of inventory ineligibles
- Summary source document of credit card receivables
- Summary source document of credit card receivables ineligibles
- Summary source document of availability reserves

B. Within 45 days after the end each Fiscal Quarter (2)
1. Consolidated Balance Sheet of Borrower and its Subsidiaries
2. Consolidated Statements of Income or Operations of Borrower and its Subsidiaries
3. Consolidated Statement of Cash Flows of Borrower and its Subsidiaries
4. Compliance Certificate

C. At least 30 days before Fiscal Year End
1. Forecasts of:
- Availability Model
- Consolidated Balance Sheets of Borrower and its Subsidiaries
- Consolidated Statements of Income or Operations of Borrower and its Subsidiaries
- Consolidated Cash Flows of Borrower and its Subsidiaries
2. Compliance Certificate
3. Report Summarizing Insurance Coverage

D. Within 90 days after the end of Fiscal Year End
1. Audited financial statements including:
- Consolidated Balance Sheet of Borrower and its Subsidiaries
- Consolidated Statements of Income or Operations of Borrower and its Subsidiaries
- Consolidated Shareholders’ Equity of Borrower and its Subsidiaries
- Consolidated Cash Flows of Borrower and its Subsidiaries
2. Compliance Certificate

(1) Provided that if Committed Borrowings are outstanding and LC’s > $5 million, due on 15th day of each Fiscal Month.

- If Accelerated Borrowing Base Event has occurred and is continuing, Wednesday (or next succeeding Business Day) of each week.

(2) If Availability is less than 20% of the Loan Cap at any time, financial statements due within 30 days after the end of each Fiscal Month

4

SCHEDULE 9.02

Lender’s Office, Certain Addresses for Notices

Lender and L/C Issuer
Bank of America, N.A.
100 Federal Street, 9th Floor
Boston, Massachusetts 02110
Attention:	Matthew Potter
Telephone:	(617) 434-2041
Facsimile:	(617) 434-4312
E-mail:	matthew.potter@baml.com

with a copy to:

Riemer & Braunstein LLP
Three Center Plaza
Boston, Massachusetts 02108
Attention: David S. Berman, Esq.
	Telephone:	(617) 880-3550
	Facsimile:	(617) 692-3550
	E-mail:	dberman@riemerlaw.com

The Borrower and the Other Loan Parties
c/o Citi Trends, Inc.
104 Coleman Blvd.
Savannah, Georgia 31408
Attention:	Bruce Smith
Telephone:	(912) 443-2075
Facsimile:	(912) 443-3094
E-mail:	bsmith@cititrends.com

with a copy to:

Alston & Bird LLP
Bank of America Plaza
101 South Tryon Street, Suite 4000

5

Charlotte, North Carolina 28280
	Attention:	Gary C. Ivey, Esq.
	Telephone:	(704) 444-1090
	Facsimile:	(704) 444-1111
	E-mail:	gary.ivey@alston.com

Website:	http://www.cititrends.com/

6

Exhibit A

Committed Loan Notice

Date:

To:                              Bank of America, N.A., as Lender

100 Federal Street, 9th Floor

Boston, Massachusetts 02110

Re:                               Credit Agreement, dated as of October 27, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Citi Trends, Inc., a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, and Bank of America, N.A., as Lender and L/C Issuer.  Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

Ladies and Gentlemen:

The Borrower refers to the above described Credit Agreement and hereby irrevocably notifies you of the [Committed Borrowing] [Conversion of Committed Loan] [continuation of a LIBOR Rate Loan] (the “Requested Action”) requested below:

1.                                       The Business Day of the Requested Action is                           , 201[   ](1).

2.                                       The principal amount of the Requested Action(2) is $                         , which shall consist of the following Types:

(1)  Each such notice must be received by the Lender not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Committed Borrowing of, Conversion to or continuation of LIBOR Rate Loans, or of any Conversion of LIBOR Rate Loans to Base Rate Loans, and (ii) one (1) Business Day prior to the requested date of any Committed Borrowing of Base Rate Loans.

(2)  Each Committed Borrowing of, Conversion to or continuation of LIBOR Rate Loans shall be in a principal amount of $1,000,000.00 or a whole multiple of $1,000,000.00 in excess thereof.  Except as provided in Section 2.03(c) of the Credit Agreement, each Committed Borrowing, Conversion to or continuation of Base Rate Loans shall be in such minimum amounts as the Lender may require.

7

Type of Committed Loans (Base Rate Loans or LIBOR Rate Loans)(3)	Amount	Interest Period for LIBOR Rate Loans(4)
	$	[1] [2] [3] [6] months
	$	[1] [2] [3] [6] months
	$	[1] [2] [3] [6] months
	$	[1] [2] [3] [6] months

3.             [Proceeds of the requested Committed Borrowing are to be disbursed to the following account(s):

                                 ]

The Borrower hereby represents and warrants that: (i) the Committed Loan requested herein complies with the provisions of Section 2.01 and Section 2.02 of the Credit Agreement, and (ii) the conditions specified in Section 4.02 of the Credit Agreement are satisfied on the date hereof and will be satisfied as of the date of the requested Committed Borrowing.

CITI TRENDS, INC., as Borrower

By:
Name:
Title:

(3)  Type of Committed Loans to be borrowed or to which existing Committed Loans are to be Converted.  If no election of Type of Committed Loans is specified, or if the Borrower fails to give a timely notice requesting a Conversion or continuation, such Committed Loans shall be made as, or Converted to, Base Rate Loans.

(4)  If no election of Interest Period is specified, such notice shall be deemed a request for an Interest Period of one (1) month.  After giving effect to all Committed Borrowings, all Conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not, at any time, be more than five (5) Interest Periods in effect with respect to Committed Loans.

8

Exhibit B

Form of Revolving Note

REVOLVING NOTE

$50,000,000	, 2011

FOR VALUE RECEIVED, the undersigned (the “Borrower”) promises to pay to the order of Bank of America, N.A. (hereinafter, with any subsequent holders, the “Lender”), at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, the principal sum of FIFTY MILLION DOLLARS ($50,000,000), or, if less, the aggregate unpaid principal balance of Committed Loans made by the Lender to or for the account of the Borrower pursuant to the Credit Agreement, dated as of October     , 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Guarantors from time to time party thereto, and the Lender, with interest at the rate and payable in the manner stated therein.

This is a “Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof.  The principal of, and interest on, this Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein.  Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Lender’s books and records concerning the Committed Loans, the accrual of interest thereon, and the repayment of such Committed Loans, shall be conclusive evidence of the indebtedness hereunder, absent manifest error.

No delay or omission by the Lender in exercising or enforcing any of the Lender’s powers, rights, privileges, remedies or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion.  No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver of any such Event of Default.

The Borrower, and each endorser and guarantor of this Note, waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof.  The Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by the Lender with respect to this Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of the Borrower or any other Person obligated on account of this Note.

This Note shall be binding upon the Borrower, and each endorser and guarantor hereof, and upon their respective successors, assigns and representatives, and shall inure to the benefit of the Lender and its successors, endorsees, and assigns.

9

The liabilities of the Borrower, and of any endorser or guarantor of this Note, are joint and several, provided, however, the release by the Lender of any one or more such Persons shall not release any other Person obligated on account of this Note.  Each reference in this Note to the Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly.  No Person obligated on account of this Note may seek contribution from any other Person also obligated unless and until all of the Obligations have been paid in full in cash.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO ABOVE.  THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

The Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Lender, in the establishment and maintenance of its respective relationship with the Borrower contemplated by this Note, is relying thereon.  EACH PARTY HERETO, EACH GUARANTOR, EACH ENDORSER AND EACH SURETY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE,

10

AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

[SIGNATURE PAGE FOLLOWS]

11

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the date set forth above.

BORROWER:	CITI TRENDS, INC.

By:
Name:
Title:

Signature Page to Revolving Note

12

EXHIBIT C

Form of Compliance Certificate

COMPLIANCE CERTIFICATE

Date of Certificate:

To:                              Bank of America, N.A., as Lender

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of October 27, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Citi Trends, Inc., a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, and Bank of America, N.A., as Lender.  Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

The undersigned, solely in [his][her] capacity as duly authorized and acting Responsible Officer of the Borrower, and not in [his][her] individual capacity, hereby certifies on behalf of the Borrower and each of the other Loan Parties as of the date hereof the following:

1.                                       No Defaults or Events of Default.

(a)                                  Since                      (the date of the last similar certification), and except as set forth in Appendix I, no Default or Event of Default has occurred and is continuing.

(b)                                 If a Default or Event of Default has occurred since                      (the date of the last similar certification), the Loan Parties have taken or propose to take those actions with respect to such Default or Event of Default as described on said Appendix I.

2.                                       Financial Calculations.

Attached hereto as Appendix II (whether or not compliance with the covenant set forth in Section 7.15 of the Credit Agreement is then required) are reasonably detailed calculations demonstrating the Consolidated Fixed Charge Coverage Ratio, calculated in accordance with the terms of the Credit Agreement, with respect to the Measurement Period most recently ended.

3.                                       Financial Statements.

[Use following paragraph (a) for Fiscal Year-end financial statements]

(a)                                  Attached hereto as Appendix III are the audited Consolidated balance sheet of the Borrower and its Subsidiaries, as required by Section 6.01(a) of the Credit

13

Agreement for the Fiscal Year ended                         , (commencing with the Fiscal Year ending January 28, 2012) and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP and accompanied by such materials as are required to be delivered pursuant to Section 6.01(a) of the Credit Agreement (all of the foregoing, collectively, the “Annual Financial Statements”).

[Use following paragraph (b) for Fiscal Quarter-end financial statements to the extent required by Section 6.01(b) of the Credit Agreement](1)

(b)                                 Attached hereto as Appendix III are the Consolidated balance sheet of the Borrower and its Subsidiaries, as required by Section 6.01(b) of the Credit Agreement for the Fiscal Quarter ended                       , (commencing with the Fiscal Quarter ended October 29, 2011) and the related Consolidated statements of income or operations for such Fiscal Quarter and for the portion of the Borrower’s Fiscal Year then ended, and related statement of cash flows for the portion of the Borrower’s Fiscal Year then ended, setting forth in each case, as applicable, in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 6.01(d) of the Credit Agreement, (B) the corresponding Fiscal Quarter of the previous Fiscal Year and (C) the corresponding portion of the previous Fiscal Year, all in reasonable detail and accompanied by such materials as are required to be delivered pursuant to Section 6.01(b) of the Credit Agreement (all of the foregoing, collectively, the “Quarterly Financial Statements”).  The Quarterly Financial Statements were prepared in accordance with GAAP and present fairly the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries, as of the end of the period covered (subject only to normal year-end audit adjustments and the absence of footnotes).

[Use following paragraph (c) for Fiscal Month-end financial statements to the extent required by Section 6.01(c) of the Credit Agreement]

(c)                                  Attached hereto as Appendix III are the Consolidated balance sheet of the Borrower and its Subsidiaries, as required by Section 6.01(c) of the Credit Agreement for the Fiscal Month ended                       , the related Consolidated statements of income or operations for such Fiscal Month and for the portion of the Borrower’s Fiscal Year then ended, setting forth in each case, as applicable, in comparative form the figures for (A) such period set forth in the projections

(1)  Include clause (a), (b) and (c), as applicable.

14

delivered pursuant to Section 6.01(d) of the Credit Agreement, (B) the corresponding Fiscal Month of the previous Fiscal Year and (C) the corresponding portion of the previous Fiscal Year, all in reasonable detail and accompanied by such materials as are required to be delivered pursuant to Section 6.01(c) of the Credit Agreement (all of the foregoing, collectively, the “Monthly Financial Statements”).  The Monthly Financial Statements were prepared in accordance with GAAP and present fairly the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries, as of the end of the period covered (subject only to normal year-end audit adjustments and the absence of footnotes).

4.                                       No Material Accounting Changes, Etc. To the extent that there has been any change in GAAP used in the preparation of the [Annual Financial Statements][Quarterly Financial Statements] [Monthly Financial Statements] furnished to the Lender for the [Fiscal Year/Fiscal Quarter/ Fiscal Month] ending                        from GAAP which was utilized in the Compliance Certificate last provided by the Borrower, attached as Appendix IV is a statement of reconciliation between calculations made before and after giving effect to such change in GAAP.

5.                                       Management Discussion and Analysis.  To the extent required to be delivered pursuant to Section 6.02(d) of the Credit Agreement, attached hereto as Appendix V is a discussion and analysis prepared by management of the Borrower with respect to the financial statements delivered herewith.

[signature page follows]

15

IN WITNESS WHEREOF, the undersigned authorized and acting Responsible Officer of the Borrower has duly executed this Compliance Certificate as of                                     , 20    .

BORROWER:

CITI TRENDS, INC.

By:
Name:
Title:

Signature Page to Compliance Certificate

16

APPENDIX I

Except as set forth below, no Default or Event of Default has occurred.  [If a Default or Event of Default has occurred, the following describes the nature of the Default or Event of Default in reasonable detail and the steps, if any, being taken or contemplated by the Loan Parties to be taken on account thereof.]

17

APPENDIX II

(Consolidated Fixed Charge Coverage Ratio)(2)

[See attached detailed calculation]

Covenant:  During the continuance of a Covenant Compliance Event, no Loan Party shall, nor shall it permit any Subsidiary to, permit the Consolidated Fixed Charge Coverage Ratio, calculated for the Measurement Period ending immediately prior to the Fiscal Month in which the Covenant Compliance Event occurs, to be less than 1.0:1.0.

Is a Covenant Compliance Event continuing?	Yes ☐	No ☐

If so, in compliance with covenant?	Yes ☐	No ☐

(2)  Calculated with respect to the Borrower and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP.

18

APPENDIX III

Financial Statements

[See attached]

19

APPENDIX IV

Changes in GAAP

[See attached]

20

APPENDIX V

Management Discussion and Analysis

[See attached]

21

Exhibit D

Assignment and Assumption

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and [the][each](1) Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignees](2) hereunder are several and not joint.](3)  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Lender as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount identified below of all of such outstanding rights and obligations of the Assignor under the Credit Agreement (including, without limitation, with respect to the L/C Obligations made to the Borrower) and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee[s]:

(1)  For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(2)  Select as appropriate.

(3)  Include bracketed language if there are multiple Assignees.

22

[for each Assignee, indicate if [Affiliate][Approved Fund] of the Lender]

3.             Borrower:               Citi Trends, Inc.

4.             Lender: Bank of America, N.A.

5.             Credit Agreement:                Credit Agreement, dated as of October 27, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Citi Trends, Inc., a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, and Bank of America, N.A. (“Bank of America”), as Lender (the “Lender”).

[remainder of page intentionally left blank]

23

6.             Assigned Interest[s]:

[Assignor](4)	Assignee[s](5)	Amount of Assignor’s Commitment/ Loans	Amount of Commitment/ Loans Assigned	Resulting Commitment/ Loans of Assignor	Resulting Commitment/ Loans of Assignee
		$	$	$	$
		$	$	$	$
		$	$	$	$	]

Effective Date:                                     , 201    [TO BE INSERTED BY THE LENDER AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

Acknowledged, consented to:(6)

BANK OF AMERICA, N.A., as Lender

By:
Name:
Title:

(4)  List the Assignor.

(5)  List each Assignee, as appropriate.

(6)  To the extent required under Section 9.06(a) of the Credit Agreement.

24

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

Reference is made to that certain Credit Agreement, dated as of October 27, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Citi Trends, Inc., a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, and Bank of America, N.A. (“Bank of America”), as Lender.

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.         Representations and Warranties.

1.1.      Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any Lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Loan Parties or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Loan Parties or any other Person of any of their respective obligations under any Loan Document.

1.2.      Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vi) it has, independently and without reliance upon the Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest; and (b) agrees that (i) it will, independently and without reliance upon the Lender, the Assignor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.         Payments.  From and after the Effective Date, the Lender shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

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3.         General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via email) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, but including Section 5-1401 of the New York General Obligations Law.

26

EXHIBIT E

Borrowing Base Certificate

(see attached)

27

Citi Trends, Inc.

Borrowing Base Certificate

REVOLVING LINE OF CREDIT AVAILABILITY CALCULATION AT COST

Date:
E-MAIL TO: paul.m.crowley@baml.com				Cert. No.
FAX TO:

			Retail	Cost

Beg. Inventory per Stock Ledger as of:

ADD	Inventory Purchases

LESS	Inventory Sales
Shrink
Vendor Returns / Discounts
Price Adjustments
POS Markdowns
General Markdowns
Unit Adjustments
Prior Period Adjustments
Other (Explain)

Ending inventory per S/L as of:		CF:

ADD	Layaway Inventory at cost as of

LESS	Shrink Reserve - Warehouse
RTV’s (loc. #867 & 877)
Lost Freight (loc. #869 & 879)
Sample Room (loc. # 98, 868 & 878)
Shrink warehous (loc. #864 & 874)
Variance warehouse (loc. #861 & 871)
Closed Stores

LESS	Shrink (0.98% of retail sales since physical) @ 0.98%
Sales since last physical inventory dated

Net Eligible Inventory, as of:					(A)

Inventory Advance Rate equal to I or II below:
I. 60% of eligible cost inventory prior to receipt of an inventory appriasal.
II. 90% of Appraised NOLV % Appraisal NOLV: 0.0% LTV: 90%				60.0%	(B)

Inventory Borrowing Base (A*B):					(C)

Major Credit Card Receivables, as of:					(D)
LESS	Credit Card Fees due

Major Credit Card Receivable Advance Rate:				90.0%	(E)

Major Credit Card Receivable Borrowing Base (D*E)					(F)

Less Availability Reserves:

Merchandise Credits / Customer Deposits (50%)
Gift Certificates / Cards (50%)
Land Lord Rent Reserve (2 Months for stores in PA & VA)
Layaway Deposits
Texas Sales Tax Liability
Texas Personal Property Taxes

	Total Availability Reserves				(G)

Total Borrowing Base (C+F+I-J) (Uncapped):					(H)

AVAILABILITY CALCULATION

Total Gross Availability equal to the lesser of the Borrowing Base (H) or $50,000,000 :					(I)

Beginning Principal Balance				$—
	ADD:	Prior days advance		$—
	ADD:	Fees charged today		$—
	ADD:	LC’S CHARGED		$—
	LESS:	Prior day’s paydown		$—

Ending principal balance				$—

	ADD:	Standby Letters of Credit		$—
	ADD:	Documentary Letters of Credit		$—

Total loan balance prior to request				$—	(J)

Net availability prior to today’s request (M-N)

ADVANCE REQUEST				$—

PAYDOWN				$—

Net availability after today’s request				$—	(K)

The undersigned represents and warrants that (a) the information set forth above has been prepared in accordance with the requirements of the Credit Agreement (the “Agreement”) among the Borrower, the Guarantors, and Bank of America, N.A., as Lender; (b) no event or circumstance which could reasonably be expected to result in a Material Adverse Effect has occurred; (c) all accounts payable and Taxes are being paid on a timely basis; (d) the representations and warranties of the Borrower and each other Loan Party are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representation or warranty was true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date; and (e) no Default exists or will result from the requested Credit Extension or from the application of the proceeds therefrom.

Authorized Signer

28